SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|   Preliminary Proxy Statement
|_| Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-12


                           Excalibur Industries, Inc.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined.):

                  -------------------------------------------------------------
         4)       Proposed maximum aggregate value of transaction:

                  -------------------------------------------------------------

         5)       Total Fee Paid:
                                 ----------------------------------------------

|_|   Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  1) Amount Previously Paid:

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                  2) Form, Schedule or Registration Statement No.:

                  ------------------------------------------
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                  ------------------------------------------
                  4) Dated Filed

                  ------------------------------------------

                                   EXCALIBUR
                            INDUSTRIES INCORPORATED

                                  May 31, 2005
Dear fellow stockholders:

      We are furnishing the accompanying proxy statement to you in connection with a proposed financial restructuring of our company. This restructuring is a crucial step in ensuring the continuing viability of our company, and we would like your support in completing it. The restructuring will result in a significant reduction of our outstanding debt and provide us with a strengthened balance sheet and reduced debt servicing requirement to allow us to focus our attention on strengthening our business.

      We plan to complete the restructuring through our recapitalization plan, which consists of the consensual exchange of our existing debt for a combination of new debt and common stock. In order to effect the recapitalization plan, our stockholders must vote to:

      o approve the terms of the recapitalization plan, including the issuance of new shares of our common stock in the restructuring transactions;

      o approve an amendment to our certificate of incorporation to effectuate a 1-for-7 reverse stock split of our outstanding common stock;

      o approve an amendment to our certificate of incorporation to change our name to Shumate Industries, Inc.; and

      o approve our 2005 Stock Incentive Plan and the grant of restricted stock awards to our officers and directors.

      We are also asking you to elect our directors. The restructuring will significantly dilute the percentage of outstanding stock owned by our common stockholders, from 100% (before the restructuring) to 21% (following the restructuring). After numerous discussions with our secured lender, Stillwater National Bank, over the last eighteen months, we believe that the plan we put before you today is the only adequate solution for ensuring the continuing viability of our company. Without the restructuring, we believe that Stillwater National Bank will foreclose on its security interest in our assets and force us to liquidate and/or file for bankruptcy protection, to which is likely to result in our stockholders receiving nothing.

      Pursuant to the accompanying proxy statement, we are soliciting your proxy to be voted in favor of the recapitalization plan. Your vote to approve the recapitalization plan is very important. We urge you to carefully review the proxy statement and the other documents we refer you to in the proxy statement for a detailed description of the proposed restructuring and the dilutive effect it will have on our existing stockholders. Please take the time to complete the enclosed proxy and sign and return it in the enclosed postage-paid envelope as soon as possible. We will not be able to complete the recapitalization plan unless we obtain the approval of our stockholders.

                      Sincerely,


                      LARRY C. SHUMATE
                      President and Chief Executive Officer

                                   EXCALIBUR
                            INDUSTRIES INCORPORATED

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON MONDAY, JUNE 13, 2005

      You are cordially invited to attend our special meeting of stockholders, which will be held on Monday, June 13, 2005, at 10:00 a.m. at the law firm of Spectrum Law Group, LLP, 1900 Main Street, Suite 125, Irvine, California. The special meeting is being held for the purpose of implementing a proposed restructuring of our company. The restructuring will result in a significant reduction of our outstanding debt and provide us with a strengthened balance sheet and reduced debt servicing requirement.

      At the special meeting, you will be asked to consider and vote upon the following proposals in connection with the restructuring, all of which are more fully described in the accompanying proxy statement:

      1. The terms of the recapitalization plan, including the issuance of new shares of our common stock in the restructuring transactions.

      2. An amendment to our certificate of incorporation to effectuate a 1-for-7 reverse stock split of our outstanding common stock.

      3. An amendment to our certificate of incorporation to change our name to Shumate Industries, Inc.

      4. The adoption of our 2005 Stock Incentive Plan and the grant of certain restricted stock awards to our officers and directors.

      5. The election of directors.

      Only stockholders of record at the close of business on May 2, 2005 are entitled to vote at our special meeting. A list of stockholders entitled to vote will be available for examination for ten days prior to the special meeting, between the hours of 9:00 a.m. and 4:00 p.m., at the offices of Spectrum Law Group, LLP, 1900 Main Street, Suite 125, Irvine, California 92614.

      Your vote is important. We urge you to sign and return your proxy before the special meeting so that your shares will be represented and voted at the special meeting, even if you cannot attend.

      This proxy statement is being distributed on or about May 31, 2005.

                               By Order of the Board of Directors,

                               MATTHEW C. FLEMMING
                               Executive Vice President, Chief Financial
                               Officer, Treasurer, and Secretary

                                   EXCALIBUR
                            INDUSTRIES INCORPORATED

                                 PROXY STATEMENT
GENERAL

         This proxy statement is being furnished to our stockholders in connection with the proposed restructuring of our company. The proposed restructuring will result in a significant reduction of our outstanding debt and provide us with a strengthened balance sheet and reduced debt servicing requirement.

         The proposed restructuring will be effected through an out-of-court restructuring, or "recapitalization plan," which consists of the following:

      o an agreement to amend and restate a series of notes issued to Stillwater National Bank, or Stillwater, into one term note;
      o an agreement to issue a new note to Stillwater for settlement of an IRS lien;
      o     the extension of our current line of credit with Stillwater;
      o     the issuance of a convertible note to Stillwater;
      o     the issuance of a note to our Chief Financial Officer to advance funds to purchase shares of our common stock for $250,000;
      o     the conversion of a portion of our debt to Stillwater into 20% of our then-outstanding common stock after giving effect to the restructuring;
      o     a release from Stillwater for any indebtedness not covered above;
      o the exchange of our outstanding unsecured notes, including principal and accrued interest, for our common stock; and
      o the grant of restricted stock awards to our executive officers, in return for their personal guarantees on new bank debt, and to our non-employee directors.

      For a description of the recapitalization plan, see "The Restructuring" on page 14. Accordingly, this proxy statement is being furnished to our stockholders in connection with our solicitation of proxies for use at the special meeting of stockholders to be held on Monday, June 13, 2005 for the purpose of voting on the restructuring proposals set forth below.

      The restructuring will significantly dilute the percentage of outstanding stock owned by our common stockholders. However, we believe that the completion of the restructuring is critical to our continuing viability. If the restructuring is not completed, we will be forced to consider an alternative plan of reorganization or liquidation. Any alternative plan of reorganization or liquidation may result in our equity holders receiving nothing.

      The percentage ownerships set forth in this proxy statement after giving effect to the restructuring assume that our debt with Stillwater is restructured as set forth herein, all of our outstanding unsecured debt securities are exchanged for common stock in the exchange offer and do not give effect to any shares of our common stock that may be issued pursuant to the convertible note to be issued to Stillwater or any outstanding options and warrants.

RECAPITALIZATION PLAN

         The recapitalization plan for achieving our financial goals consists of the following transactions (the "restructuring transactions"):

         1. Amended and Restated Term Note. Stillwater has issued a commitment to amend and restate a series of notes in the current aggregate principal amounts of approximately $9,413,000 into an amended and restated note in the principal amount of approximately $3,365,000. The amended and restated note shall require interest only payments for the three months following closing, and thereafter, shall require us to make 27 equal monthly payments in an amount sufficient to fully amortize principal and interest on the amended and restated note over 120 months. The amended and restated note will be due and payable 30 months after closing, at which time, we will be required to make a balloon payment of the entire outstanding principal balance and all accrued interest. The note shall bear interest at a rate equal to the prime rate plus two percent, and it shall be secured by a first priority security interest in all of our existing and future assets.

         2. Third Note. Stillwater has issued a commitment to lend us funds to settle an existing IRS lien against us, and we have agreed to issue a term note in the amount equal to such settlement amount, which we estimate will be approximately $250,000. The Third Note shall require us to make 48 equal monthly payments in an amount sufficient to fully amortize principal and interest on the Third Note over 48 months. The Third Note will be due and payable 48 months after closing, at which time, we will be required to make a balloon payment of the entire outstanding principal balance and all accrued interest. The note shall bear interest at a rate equal to the prime rate plus two percent, and it shall be secured by a first priority security interest in all of our existing and future assets. Each of our executive officers, Larry C. Shumate, Matthew C. Flemming, and Russell T. Clark, have agreed to personally guarantee a portion of the Third Note.

         3. Revised Line of Credit. Stillwater has issued a commitment to extend our current revolving line of credit in an amount of up to $1,000,000 for one year. The initial balance on the line of credit shall be the balance of our existing line of credit with Stillwater, less the excess transferred to the amended and restated note. The advances available under the line of credit will be limited to a borrowing base of the sum of (a) 80% of eligible accounts receivable, and (b) 50% of eligible inventory. The line of credit shall bear interest at a rate equal to the prime rate plus two percent, and it shall be secured by a first priority security interest in all of our existing and future assets.

         4. Convertible Note. Stillwater has issued a commitment to accept, and we have agreed to issue, a convertible note in the principal amount of $2,500,000. The principal and accrued interest on the convertible note shall be convertible, at Stillwater's option, into shares of our common stock at a conversion rate of $1.00 per share (on a post reverse stock split basis). The convertible note shall mature on the earlier of 60 months from the date of issuance or the date on which it is fully converted into our common stock. Interest on the convertible note shall accrued from the date of closing until the earlier of conversion or 24 months, at which time the accrued interest will be capitalized into principal. Beginning at the end of the ninth quarter, we would be obligated to make quarterly interest payments on the convertible note. The convertible note shall bear interest at a rate equal to the prime rate plus two percent, and it shall be secured by a first priority security interest in all of the assets of Excalibur Industries (the parent company). We have agreed to include the shares of common stock underlying the convertible note on any eligible registration statement that we may file with the Securities and Exchange Commission under the Securities Act of 1933 in the next five years.

         5. Flemming Note. Stillwater has issued a commitment to lend $350,000 to our Chief Financial Officer, Matthew C. Flemming, to purchase an aggregate of 250,000 newly issued shares (post reverse stock split) of our common stock, representing approximately 2.16% of our outstanding common stock after giving effect to the restructuring, for a total purchase price of $250,000. The balance will be applied to the existing personal indebtedness of Mr. Flemming to Stillwater under a personal guarantee.

      6. Conversion of Prior Bank Debt. Stillwater has issued a commitment to accept an offer from us to exchange $2,368,000 of our outstanding indebtedness to Stillwater for 2,368,000 newly issued of shares of our common stock (on a post reverse-split basis), representing not less than 20% of the outstanding shares of our common stock after giving effect to the restructuring. We have agreed to include these shares of common stock on any eligible registration statement that we may file with the Securities and Exchange Commission under the Securities Act of 1933 in the next five years.

      7. Releases. Stillwater has issued a commitment to release us and our Chief Financial Officer, Matthew C. Flemming, from their respective obligations of the prior debt to Stillwater, except to the extent that such prior debt is amended and restated, issued, or guaranteed as set forth above.

      8. Unsecured Note Exchange Offer. Our unsecured noteholders have agreed to exchange all of our outstanding unsecured notes, with interest rates ranging from 6% to 12% and all currently due and owing, for approximately 1,691,310 newly issued shares of our common stock (on a post reverse-split basis), representing approximately 14.61% of the outstanding shares of our common stock after giving effect to the restructuring.

      9. Restricted Stock Awards. Our board of directors have granted restricted stock awards of approximately 3,950,000 shares of newly issued common stock (on a post reverse-split basis) to our executive officers and our non-employee directors, representing approximately 34.12% of the outstanding shares of our common stock after giving effect to the restructuring.

STOCKHOLDER APPROVAL

      Pursuant to this proxy statement, we are soliciting proxies to be voted at the special meeting. The special meeting will be held to consider and vote on the following proposals:

      1. The terms of the recapitalization plan, including the issuance of new shares of our common stock in the restructuring transactions.

      2. An amendment to our certificate of incorporation to effectuate a 1-for-7 reverse stock split of our outstanding common stock.

      3. An amendment to our certificate of incorporation to change our name to Shumate Industries, Inc.

      4. The adoption of our 2005 Stock Incentive Plan and the grant of certain restricted stock awards to our officers and directors.

      5. The election of directors.

      Consummation of the recapitalization plan requires stockholder approval of proposals 1, 2, 3 and 4. If either of Proposals 1, 2, 3, or 4 is not approved by our stockholders at the special meeting, then none of them will become effective. Stockholder approval of proposal 5 is not a condition to the consummation of the recapitalization plan.

DILUTION

         Upon consummation of the restructuring, the equity interests of our existing common stockholders, as a percentage of the total number of the outstanding shares of our common stock, will be significantly diluted. The following table sets forth the approximate percentages of our common stock that holders of our common stock, Stillwater National Bank, our unsecured noteholders, management, and others will own if the restructuring is completed:

                                                                  Percentage of Outstanding Common Stock Owned
                                                           -----------------------------------------------------------
                          Holder                           Before the Restructuring         After the Restructuring (1)
     --------------------------------------------------    --------------------------      ---------------------------
     Common Stockholders                                                 100%                           21.02%
     Stillwater National Bank                                              --                           20.45%
     Unsecured Noteholders                                                 --                           14.61%
     Officers and Directors                                                --                           34.12%
     Employees and Consultants                                             --                            7.65%
     Flemming Investment                                                   --                            2.16%

      (1) Excludes shares of approximately 2,500,000 shares of our common stock (on a post reverse-split basis) issuable upon exercise of the convertible note, options to purchase an aggregate of approximately 54,214 shares of our common stock (on a post reverse-split basis), or less than 1% of our common stock after giving effect to the restructuring, and warrants to purchase an aggregate of approximately 201,712 shares of our common stock (on a post reverse-split basis), or less than 1% of our common stock after giving effect to the restructuring.

      If the restructuring is not completed, we may be forced to consider an alternative plan of reorganization or liquidation. Any alternative plan of reorganization or liquidation may result in our equity holders receiving nothing.

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                            -------------
About the Solicitation                                                                                                6
Risk Factors                                                                                                          8
The Restructuring                                                                                                    14
The Restructuring Proposals                                                                                          21
         Proposal 1 - Approval of Terms of the Recapitalization Plan                                                 21
         Proposal 2 - Amendment to our Certificate of Incorporation to Effectuate a 1-for-7 Reverse
         Stock Split                                                                                                 23
         Proposal 3 - Amendment to our Certificate of Incorporation to Change our Name to Shumate
         Industries, Inc.                                                                                            25
         Proposal 4 - Approval of the Excalibur Industries 2005 Stock Incentive Plan and the Grant of
         Stock Awards under the Plan                                                                                 26
         Proposal 5 - Election of Directors                                                                          35
Unaudited Pro Forma Financial Data                                                                                   37
Accounting Treatment of the Restructuring                                                                            39
Management                                                                                                           40
Security Ownership of Certain Beneficial Owners and Management                                                       44
Certain Relationships and Related Transactions                                                                       46
Litigation                                                                                                           47
Stockholder Proposals for Next Year's Annual Meeting                                                                 48
Incorporation by Reference                                                                                           48
Other Matters                                                                                                        49

Exhibit A - Commitment Letter - Stillwater National Bank                                                            A-1
Exhibit B - Certificate of Amendment to Certificate of Incorporation                                                B-1
Exhibit C - Excalibur Industries 2005 Stock Incentive Plan                                                          C-1

                             ABOUT THE SOLICITATION

SOLICITATION OF PROXIES AND ACCEPTANCES

      This proxy statement is furnished in connection with our solicitation of proxies to be voted at the special meeting.

      You must complete and return the enclosed proxy in order to vote for or against the restructuring proposals. Our board of directors recommends a vote "FOR" the restructuring proposals.

      Whether or not you are able to attend the special meeting, your vote by proxy is very important. Stockholders are encouraged to mark, sign and date the enclosed proxy and mail it promptly in the enclosed return envelope marked "Proxy."

      Proxies are being solicited by and on behalf of our board of directors. We will bear all expenses of this solicitation, including the cost of preparing and mailing this proxy statement. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers, and employees in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation material to beneficial owners of our common stock held of record by such persons, and we may reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

RECORD DATE

      The record date for purposes of determining which stockholders are eligible to vote at the special meeting is the close of business on May 2, 2005. On the record date, there were 17,032,728 shares of our common stock outstanding, and there were approximately 325 holders of record.

DATE, TIME AND PLACE OF SPECIAL MEETING

      The special meeting will be held on Monday, June 13, 2005 at 10:00 a.m., California time, at the offices of Spectrum Law Group, LLP, 1900 Main Street, Irvine, California.

PURPOSE OF SPECIAL MEETING

      The purpose of the Special Meeting is to consider and vote on the following:

      1. The terms of the recapitalization plan, including the issuance of new shares of our common stock in the restructuring transactions.

      2. An amendment to our certificate of incorporation to effectuate a 1-for-7 reverse stock split of our outstanding common stock.

      3. An amendment to our certificate of incorporation to change our name to Shumate Industries, Inc.

      4. The adoption of our 2005 Stock Incentive Plan and the grant of certain restricted stock awards to our officers and directors.

      5. The election of directors.

      Receipt of the affirmative vote of our stockholders to approve the terms of the recapitalization plan, the reverse stock split, and the name change is a condition to the consummation of the recapitalization plan. For a full description of the restructuring proposal, see "The Restructuring Proposal" on page 21.

VOTING ON THE RESTRUCTURING PROPOSALS

VOTING OF PROXIES

      All shares represented by a properly executed proxy will be voted at the special meeting in accordance with the directions on such proxy. If no direction is indicated on a properly executed proxy, the shares covered thereby will be voted in favor of each proposal.

      In the event that sufficient votes in favor of the restructuring proposal are not received by the time scheduled for the special meeting, or if any of the other conditions to the consummation of the recapitalization are not satisfied, the persons named as proxies may propose one or more adjournments of the special meeting to permit further solicitation of proxies with respect to such proposals or to permit the satisfaction of any such condition. Any such adjournment will require the affirmative vote of a majority of the voting power present or represented at the special meeting.

VOTING RIGHTS; QUORUM

      Shares representing a majority of the total outstanding votes, present or represented by proxy, constitute a quorum. If you vote or return a proxy, your shares will be considered part of the quorum.

      Assuming a quorum of stockholders is present at the special meeting, the affirmative vote of a majority of all votes cast is needed to approve the terms of the recapitalization plan, the reverse stock split, the name change, the adoption of our 2005 Stock Incentive Plan, the restricted stock awards, and the election of directors. Each share of our common stock is entitled to one vote.

NO DISSENTERS' RIGHTS

      Stockholders have no appraisal or dissenters' rights with respect to the restructuring proposal or the undertaking by us of any of the transactions described in this proxy statement.

REVOCATION OF PROXIES

      A stockholder who has executed and returned a proxy may revoke it at any time before it is voted by executing and returning a proxy bearing a later date, by giving written notice of revocation to our Secretary, Matthew C. Flemming, at our corporate offices, or by attending the special meeting and voting in person.

                                  RISK FACTORS

      You should carefully consider the following risk factors before you decide to vote in favor of or against the restructuring proposal.

RISKS RELATED TO THE RESTRUCTURING

Consummation of the restructuring will result in significant dilution of our common stockholders.

      Upon consummation of the restructuring, the equity interests of our existing common stockholders, as a percentage of the total number of the outstanding shares of our common stock, will be significantly diluted. The following brief description sets forth the holdings of our common stock after the restructuring is completed:

      o Stillwater National Bank will receive an aggregate of 2,368,000 newly issued shares of our common stock (on a post reverse-split basis), representing approximately 20% of our outstanding common stock after giving effect to the restructuring;
      o Our unsecured noteholders will receive an aggregate of 1,691,310 newly issued shares of our common stock (on a post reverse-split basis), representing approximately 14.61% of our outstanding common stock after giving effect to the restructuring;
      o Our executive officers and our non-employee directors will receive an aggregate of 3,950,000 newly issued shares of our common stock (on a post reverse-split basis), representing approximately 34.12% of our outstanding common stock after giving effect to the restructuring;
      o Our employees and consultants will receive an aggregate of approximately 885,500 newly issued shares of our common stock (on a post reverse-split basis), representing approximately 7.65% of our outstanding common stock after giving effect to the restructuring;
      o Matthew C. Flemming, our Chief Financial Officer, in addition to his portion of the 3,950,000 shares set forth above, will receive an aggregate of 250,000 newly issued shares of our common stock (on a post reverse-split basis), representing approximately 2.16% of our outstanding common stock after giving effect to the restructuring;
      o the existing holders of our common stock will retain 21.02% of our outstanding common stock (on a post reverse-split basis) after giving effect to the restructuring.

      This means that our common stockholders, who currently own 100% of our common stock, will own only 21.02% following the restructuring. We may need to issue additional shares of common stock in the future to fund our business and achieve our projected results, which could lead to further dilution of our stockholders.

If the restructuring is not completed, we may not be able to obtain the substantial additional financing we need by the end of 2005 to continue to operate.

      We had a working capital deficit of $13,805,288 as of December 31, 2004. As of the date of this proxy statement, we do not believe that we will be able to fund our operations, working capital requirements, and debt service requirements over the fiscal year 2005 through cash flows generated from operations. We currently have a $1,000,000 secured revolving line of credit facility, subject to qualifying accounts receivable and inventory, with Stillwater National Bank, which expired on about January 29, 2005. The outstanding balance on this line of credit was approximately $429,400 at December 31, 2004, which was the maximum allowed due to the amount of the qualifying accounts receivable and inventory. We also have several other loans with Stillwater National Bank, which had outstanding principal balances, including the line of credit, of $11,971,593 at December 31, 2004, with maturities ranging from August 2003 to August 2006. Interest rates accruing at the rate of the higher of (a) six percent or (b) Stillwater's prime rate plus two percent.

      We will need to continue to finance our operations through additional bank borrowings under our Stillwater line of credit or other capital financings. Our collateral may not be sufficient to borrow additional amounts under the Stillwater line of credit at such time, and, if we are unable to effectuate the restructuring, Stillwater may simply foreclose on our remaining assets.

         We may also seek equity financing in the form of a private placement or a public offering. Such additional financing may not be available to us, when and if needed, on acceptable terms or at all. If we are unable to obtain additional financing in sufficient amounts or on acceptable terms, our operating results and prospects could be adversely affected. Any debt or equity financings also require the written consent of our lender Stillwater National Bank.

         If we are not able to complete the restructuring or obtain additional financing on a timely basis, we may be forced to declare bankruptcy.

We will still need additional financing following the restructuring, which may not be available.

         The restructuring will significantly reduce our outstanding indebtedness and provide us with sufficient cash and credit facilities to cover our estimated funding needs into the fourth quarter of 2005. After giving effect to the restructuring, we anticipate that we can achieve cash flow breakeven with further additional funding of approximately $3 million. This amount is an estimate and may change, and we may need additional financing in excess of this estimate. Our actual funding requirements could vary materially from our current estimates. We may have to raise more funds than expected to remain in business and continue to develop and market any new energy field service products.

         Even if we complete the restructuring, we may continue to struggle to stay in business. Our financial projections are based on assumptions which we believe are reasonable but contain significant uncertainties, including, most importantly, the length of time and level of costs necessary to obtain the number of new orders required to generate gross profit margins.

An alternative to the restructuring may not be available to us and, if available and completed, may be less financially attractive to our equity holders than the restructuring.

         We believe that the completion of the restructuring is critical to our continuing viability. If the restructuring is not completed, we may be forced to consider an alternative restructuring of our capitalization and our obligations to our creditors and equity holders and obtain their consent to any such restructuring plan with or without a pre-approved plan of reorganization or otherwise. An alternative restructuring arrangement or plan may not be available, or if available, may not result in a successful reorganization or be on terms as favorable to our equity holders as the terms of the restructuring or result in any distributions being made to our equity holders.

We will not be able to complete the recapitalization plan if we do not obtain stockholder approval of the restructuring transactions.

         The consummation of the transactions contemplated by the recapitalization plan is conditioned upon our receiving the approval of our existing stockholders to the terms of the recapitalization plan, the reverse stock split, and the name change. The failure to obtain such stockholder approval will prevent us from consummating the recapitalization plan and require us to seek an alternative plan of reorganization or bankruptcy.

         Although the interests of our common stockholders will be substantially diluted as a result of the restructuring, we believe they are likely to vote in favor of the restructuring since in an alternative bankruptcy or liquidation they would likely receive nothing.

We may incur income tax liability as a result of the restructuring.

         We will realize cancellation of indebtedness, or COD, income as a result of the restructuring to the extent that the value of the new notes and common stock issued in exchange for the existing notes is less than the "adjusted issue price" of the existing notes. Thus, the precise amount of COD income cannot be determined until the closing date of the restructuring.

         We will not recognize COD income to the extent we are considered insolvent from a tax perspective immediately prior to the completion of the restructuring. If and to the extent COD income is excluded from taxable income due to insolvency, we will generally be required to reduce certain of our tax attributes, including, but not limited to, net operating losses and loss carryforwards. This may result in a significant reduction in, and possible elimination of, our tax attributes. Taxable income will result to the extent COD income exceeds the amount by which we are considered to be insolvent immediately prior to the completion of the restructuring.

         To the extent that we are considered solvent from a tax perspective immediately prior to the completion of the restructuring and realize COD income, our available losses may offset all or a portion of the COD income. COD income realized in excess of available losses will result in a tax liability. In addition, the issuance of our common stock in the recapitalization will result in an ownership change in our company that will significantly limit the use of our remaining tax attributes, including net operating losses.

RISKS RELATED TO OUR BUSINESS

Our business might fail even after the restructuring.

         We have incurred operating losses in each of the last three fiscal years. Even if we complete the restructuring, we may not be able to increase revenues in a manner sufficient to become profitable or generate positive cash flow from operations.

We will need additional financing after the restructuring to operate our business, and additional financing might not be available.

         Following consummation of the restructuring, we expect to have sufficient cash to cover our funding needs only into the fourth quarter of 2005. After giving effect to the restructuring, we anticipate that we can achieve cash flow breakeven with further additional funding of approximately $3 million. This amount is an estimate and may change. We plan to raise future funds by selling debt or equity securities, or both, publicly and/or privately. We may not be able to raise sufficient funds on favorable terms or at all. If we fail to obtain any necessary financing on a timely basis, then our business would be materially impacted and may have to discontinue operations or seek a purchaser for our business or assets.

Our substantial indebtedness will adversely affect our financial condition if we fail to complete the restructuring.

     As of December 31, 2004, we had total indebtedness of $14.8 million and we had a stockholders' deficit of almost $12 million. We have significant principal payments under our indebtedness which are already past due. Unless we complete the restructuring, we will be likely be unable to make any substantial payment on the debt that is currently in default. Our substantial indebtedness has important consequences. For example, it:

      o increases our vulnerability to general adverse economic and industry conditions;
      o requires us to dedicate a substantial portion of our cash to payments on our indebtedness, thereby reducing the cash available to fund working capital, capital expenditures, research and development efforts and other general corporate purposes;
      o limits our flexibility in planning for, or reacting to, changes in our business and industry; and

      o     limits our ability to raise additional capital.

      The majority of our revenues are generated from a small number of customers, and our results of operations cash flows will be adversely affected if any of our major customers either fail to pay on a timely basis or cease to purchase our products.

      In 2004, two of our customers accounted for approximately 51% of our sales. At December 31, 2004, two customers accounted for approximately 50% of our trade accounts receivable balance. These customers do not have any ongoing commitment to purchase our products and services. We generally do not require collateral from our customers, although we do perform ongoing credit evaluations of our customers and maintain allowances for potential credit losses, which when realized, have been within the range of our expectations. If one or more of our other major customers stops purchasing our products, our results of operations will be adversely affected. If one of our major customers fails to pay its account on a timely basis, our cash flows will be adversely affected. Furthermore, if one of our major customer defaults in its obligation to pay and we are unable to collect on that account, our operating results will be materially adversely affected.

      Our Stillwater line of credit and Stillwater term loan will contain numerous restrictive covenants which limit our management's discretion to operate our business.

      These covenants place significant restrictions on, among other things, our ability to incur additional indebtedness, to create liens or other encumbrances, to make certain payments and investments, and to sell or otherwise dispose of assets and merge or consolidate with other entities. The Stillwater line of credit and the Stillwater term loan also require us to meet certain financial ratios and tests and require us to obtain consent from Stillwater National Bank in order to change our senior management. We are currently not in compliance with all of our debt covenants under the loan agreements with Stillwater National Bank. Any additional failures to comply with the obligations contained in the Stillwater loan agreements could result in an event of default under either the Stillwater line of credit or the Stillwater term loan, which could result in acceleration of the related debt and the acceleration of debt under other instruments evidencing indebtedness that may contain cross-acceleration or cross-default provisions.

      The rate of interest on a significant portion of our indebtedness varies with the market rate of interest.

      The interest on the Stillwater line of credit is payable monthly at the higher of (a) six percent or (b) Stillwater's prime rate plus two percent. Our Stillwater term loan accrues interest at the rate of the higher of (a) six percent or (b) Stillwater's prime rate plus two percent. The base rates on the Stillwater line of credit and the Stillwater term loan will fluctuate over time, and if the base rates significantly increase, our interest expense will increase, which will have a direct adverse affect on our profitability.

      We may not be able to successfully accelerate internal sales growth which would result in lower revenues and earnings than we currently anticipate.

      It is possible that we may be unable to successfully implement any of our strategies to increase sales, including expanding the range of processes and services which we offer, developing long-term partnering relationships with customers, adding new customers, improving our operating margins by increasing operating efficiencies and centralizing appropriate administrative functions, or otherwise increase revenues internally. Our ability to increase our net sales will be affected by many factors which are beyond our control, and there can be no assurance that our strategies will be successful or that we will be able to generate cash flow adequate for our operations and to support internal growth.

      We may not be able to develop our own new product lines. We are currently seeking opportunities to develop or acquire energy field services products via acquisition or license. We believe acquiring our own product lines would leverage our expertise in manufacturing and marketplace knowledge and complement our current contract machining business and customer relationships. However, the energy field services market has numerous companies larger and more financially capable of developing product lines in this market than we are. However, even if we do acquire or design our own products, it is possible that we may not have the working capital or financial capacity to enter into this market, and we may be unable to successfully sell any products due to inadequate working capital, lack of capacity, or both.

      We may not be able to identify quality strategic acquisition candidates, and if we do make strategic acquisitions, we may not be able to successfully integrate their operations.

      We may seek to acquire companies or product lines within the energy field services market or a related market. For any acquisition, we will be required to assimilate the operations, products and personnel of the acquired business and train, retain and motivate its key personnel. We may be unable to maintain uniform standards, controls, procedures and policies if we fail in these efforts. Similarly, acquisitions may subject us to liabilities and risks that are not known or identifiable at the time of the acquisition or may cause disruptions in our operations and divert management's attention from day-to-day operations, which could impair our relationships with our current employees, customers and strategic partners. We may have to incur debt or issue equity securities to pay for any future acquisitions. The issuance of equity securities could be substantially dilutive to our stockholders. In addition, our profitability may suffer because of acquisition related costs. We currently have no agreements or commitments concerning any such additional acquisitions, and we may not be able to identify any companies that satisfy our acquisition criteria.

      We face significant competition in our markets.

      The machining and manufacturing industry is highly competitive. Competition in the sale of our products is primarily based on engineering, product design, process capability, quality, cost, delivery and responsiveness. Many of our competitors are companies, or divisions or subsidiaries of companies, which are larger and have greater financial resources than we do. We have competition from foreign manufacturers that have substantially cheaper labor costs than we do. Our company may not be able to successfully compete with the products of these other companies.

      We purchase metals in the open market, and our profitability may vary if prices of metals fluctuate.

      The principal raw materials that we use are carbon steel, aluminum, stainless steel, nickel, brass, titanium and various special alloys and other metals. The metals industry as a whole is cyclical, and at times pricing and availability of raw materials in the metals industry can be volatile due to numerous factors beyond our control, including general, domestic and international economic conditions, labor costs, production levels, competition, import duties and tariffs and currency exchange rates. This volatility can significantly affect the availability and cost of raw materials, and may, therefore, adversely affect our net sales, operating margin and net income. During periods of rising raw materials pricing, there can be no assurance that we will be able to pass any portion of such increases on to our customers. When raw material prices decline, customer demands for lower prices could result in lower sale prices and, as we use existing inventory, resulting in lower margins. Changing metal prices could adversely affect our operating margin and net income.

      The oil and gas industry is cyclical, which results in fluctuations in our results of operations.

      Most of our products are sold to oil and gas field services companies that experience significant fluctuations in demand based on economic conditions, energy prices, domestic and international drilling rig counts, consumer demand, and other factors beyond our control. In 2004, we experienced increased activity levels driven by increases in energy commodity prices and increased demand for oil field drilling products. However, the increase in demand could be temporary as commodity prices fluctuate daily and reduced economics for energy field service customers would result in lower activity levels for our company. These changes can happen very quickly and without forecast or notice giving adverse impact on our business.

      Our operations are subject to a number of federal, state and local regulations relating to the protection of the environment and to workplace health and safety.

      Our operations are subject to extensive federal, state and local laws and regulations governing waste disposal, air and water emissions, the handling of hazardous substances, environment protection, remediation, workplace exposure, and other matters. Hazardous materials that we use in our operations primarily include lubricants and cleaning solvents. Our leased facility is located in an industrial area close to properties with histories of heavy industrial use. Although no environmental claims have been made against us and we have not been named as a potentially responsible party by the Environmental Protection Agency or any other party, it is possible that we could be identified by the EPA, a state agency or one or more third parties as a potentially responsible party under CERCLA or under analogous state laws. If so, we could incur substantial litigation costs to prove we are not responsible for the environmental damage.

RISKS RELATED TO RELATIONSHIPS WITH STOCKHOLDERS, AFFILIATES AND RELATED PARTIES

      If the restructuring is completed, a small number of stockholders will continue to control a significant portion of our stock.

      Upon completion of the restructuring, Stillwater National Bank, Larry C. Shumate, Russell T. Clark, Matthew C. Flemming, and A. Earl Swift will be our largest stockholders and will beneficially own approximately 20%, 15%, 12%, 13%, and 10% of our outstanding common stock, respectively. As a result, these stockholders have significant voting power with respect to the ability to:

      o     authorize additional shares of capital stock;
      o     amend our certificate of incorporation or bylaws;
      o     elect our directors; or
      o effect or reject a merger, sale of assets or other fundamental transaction.

      The extent of ownership by these stockholders may also discourage a potential acquirer from making an offer to acquire us. This could reduce the market price of our common stock.

                                THE RESTRUCTURING

Background of and reasons for the restructuring

         We were founded in August 2001 to build an integrated specialty manufacturing company by acquiring and founding, integrating, and privately owned manufacturing and fabrication businesses. We acquired Shumate Machine Works, our operating entity, in March 2002. In April 2002, Excalibur Holdings completed a "reverse merger" with a publicly-traded shell corporation, and in June 2002, we reincorporated under the laws of the State of Delaware and changed our name to "Excalibur Industries, Inc."

         Since our founding in 2001, we have financed our operations, acquisitions, debt service and capital requirements through cash flows generated from operations, debt financing, capital leases, and issuance of equity securities. The primary source of our financing has been our credit facility with Stillwater National Bank. As of December 31, 2004, we were obligated to Stillwater in the amount of approximately $10 million, which includes several lines of credit, term loans, and accrued interest. In addition, we have issued various unsecured demand and term notes, including various notes to current or former officers, directors, and stockholders, with an aggregate principal of approximately $1.4 million.

         In 2002 and 2003, we were significantly impacted by the economic downturn in the U.S. and, in particular, a sharp reduction in demand for civil flight simulation products and other civil aviation training equipment in the wake of the World Trade Center and Pentagon attacks of September 11, 2001. We were also significantly negatively impacted by turmoil in the power generation industry. These developments resulted in reduced revenues, lower than expected levels of working capital, and significant net losses.

         As a result of our continuing net losses and lack of working capital, on September 30, 2003, we discontinued the operations of Excalibur Services, Excalibur Steel, and Excalibur Aerospace, (collectively, the "Tulsa-based companies"), which we had acquired in 2001. On December 9, 2003, Stillwater National Bank and Trust conducted a UCC-1 sale of the equipment, inventory and other assets of the Tulsa-based companies in Tulsa, Oklahoma via an auctioneer hired by the bank. The net proceeds of this auction, in the approximate amount of $690,000, were delivered directly to Stillwater National Bank to pay for the in costs of the auction of about $60,000, and applied the remaining approximately $630,000 to the outstanding debt of the Excalibur credit facility.

         On December 31, 2003, Excalibur Steel, Excalibur Services, and Excalibur Aerospace each filed a voluntary petition for protection under Chapter 7 of the U.S. Bankruptcy Code in the United States Bankruptcy Court, Southern District of Texas. The three subsidiaries have an aggregate amount of $6,837,000 in liabilities on its debtor schedules in the bankruptcy proceedings. On July 26, 2004, the United States Bankruptcy Court, Southern District of Texas, discharged Excalibur Steel and Excalibur Aerospace of all of its debts and liabilities pursuant to Chapter 7 of the U.S. Bankruptcy Code, and on August 3, 2004, the United States Bankruptcy Court, Southern District of Texas, discharged Excalibur Services of all of its debts and liabilities pursuant to Chapter 7 of the U.S. Bankruptcy Code. On our annual report on Form 10-KSB for the year ended December 31, 2003 and in our quarterly report on Form 10-QSB for the period ending March 31, 2003, we reported $5,218,883 in net liabilities of discontinued operations, and these liabilities were discharged in the three bankruptcy proceedings. The difference between the amount of liabilities originally identified on the debtor schedules and the amount of liabilities written off resulted from the all-inclusive listing of liabilities on the schedules, which resulted in overlapping liabilities among the three subsidiaries and certain inter-company liabilities that were netted out in consolidation.

         In 2004, after discontinuing the Tulsa-based operations of Excalibur Services, Excalibur Steel, and Excalibur Aerospace in 2003, we experienced a positive impact on our revenues in our remaining operating subsidiary, Shumate Machine Works. Increases in commodity prices, particularly in the energy sector, and in activity level in the energy field services industry resulted in increased demand for our products from our existing customers. In particular, we received increased orders for drilling tools, blow-out preventers, and assemblies in 2004. As a result, we increased our revenues by approximately $1 million. In addition, we were able to continue the successful implementation of our cost-cutting program, which, combined with our increase in revenue, resulted in a reduction of our operating loss by over $2 million. Finally, as a result of the discharge of the liabilities associated with the Tulsa-based subsidiaries, we recorded $5,218,883 in debt forgiveness income in 2004, which in turn caused us to turn a $1.18 million profit in 2004.

         While we have improved our results from operations in 2004, we continue to have substantial indebtedness outstanding. On September 29, 2004, we and our subsidiaries, Excalibur Holdings, Inc. and Shumate Machine Works, Inc., entered into a loan agreement with Stillwater National Bank, which provided us and our subsidiaries with a $1,000,000 revolving line of credit facility and a $2,450,000 term note. Stillwater National Bank is our senior creditor, and these loans are in addition to all other loans outstanding with Stillwater National Bank. The line of credit has a term of four months, is secured by a first priority security interest in our accounts receivables, inventory, equipment, general intangibles, and all of our other property and that of our subsidiaries. It bears interest at a rate equal to the prime rate plus two percent. The term loan was due January 15, 2005, and is secured, along with the line of credit and our other indebtedness to Stillwater, by a first priority security interest in our inventory, equipment, general intangibles, and all of our other property of Excalibur and that of our subsidiaries. The term loan also bears interest at a rate equal to the prime rate plus two percent. The term loan requires interest only payments until its maturity.

         On March 9, 2005, Excalibur Holdings, Inc., our wholly-owned subsidiary and the parent corporation of Shumate Machine Works, Inc., filed a voluntary petition for protection under Chapter 7 of the U.S. Bankruptcy Code in the United States Bankruptcy Court, Southern District of Texas. Excalibur Holdings identified an aggregate amount of approximately $13,600,000 in liabilities on its debtor schedules in the bankruptcy proceeding. As a result of this bankruptcy filing, 100% of the capital stock of Shumate Machine Works, Inc. has become the sole asset of the bankruptcy estate. The capital stock of Shumate Machine Works has been pledged to secure the obligations of Excalibur Holdings to its senior lender, Stillwater National Bank. On March 11, 2005, Stillwater National Bank filed a motion for abandonment with the Bankruptcy Court, requesting that the Bankruptcy Court to order the Bankruptcy Trustee to abandon the capital stock of Shumate. Concurrently therewith, Stillwater National Bank filed with the Bankruptcy Court a motion for relief of the automatic stay resulting from the bankruptcy filing so that Stillwater National Bank can pursue all available remedies in connection with Excalibur Holdings' stock in Shumate.

         On April 20, 2005, the Bankruptcy Court granted Stillwater National Bank's motion for relief from stay and ordered that the automatic stay is lifted, modified, and annulled so as to permit Stillwater to exercise any and all rights and remedies it may have with respect to the capital stock of Shumate Machine Works held by Excalibur Holdings, including, but not limited to, exercising any rights of foreclosure of said stock.

         On April 28, 2005, Excalibur Holdings received notice from Stillwater National Bank that Stillwater intends to dispose of the capital stock of Shumate Machine Works in a private sale after May 9, 2005 pursuant to the Oklahoma Uniform Commercial Code. We intend to bid on the capital stock of Shumate Machine Works at this private sale. Our purchase of this capital stock is a condition to the plan of recapitalization.

         We believe that the completion of the restructuring is critical to our continuing viability. We have sufficient cash to cover our estimated cash needs only through the second quarter of 2005, without giving effect to the completion of the restructuring. If the restructuring is not completed, we anticipate that our additional funding needs will total approximately $20 million until our revenues are sufficient to fund expected operating expenses, capital expenditures, interest and principal payments and taxes, which we currently anticipate will not occur for several years, if at all. The amount and timing of our cash requirements also depend upon other factors, including the rate of growth of our business and costs of financing.

         Since the fourth quarter of 2003, we have been investigating how to address our business difficulties and our obligations under our various credit agreements with Stillwater and the feasibility of executing a transaction, or series of transactions, to raise additional capital and/or reduce our indebtedness. We began these discussions and investigation after we concluded the following:

      o that our Tulsa based operations would not be able to recover from the economic downturn in the U.S., the sharp reduction in demand for civil flight simulation products and other civil aviation training equipment in the wake of the World Trade Center and Pentagon attacks of September 11, 2001, and the turmoil in the power generation industry.

      o that, even at full capacity, Shumate Machine would not be able to generate revenues sufficient to service the large amount of debt owed to Stillwater and the unsecured creditors on a long-term basis; and

      o current capital market conditions, coupled primarily with our operating results and significant indebtedness, would make it very difficult to finance our ongoing operations.

      As part of those efforts, we commenced informal discussions with Stillwater regarding their willingness to restructure their existing credit agreements with us and to exchange a portion of our indebtedness to Stillwater for equity in Excalibur. From that time until the end of 2004, we were unable to negotiate terms of restructuring with Stillwater that were satisfactory to both us and Stillwater. Throughout this period, we consulted with Spectrum Law Group, our outside counsel.

      At the end of 2004, Stillwater indicated that they would be willing to consider a restructuring where they would pay off our existing IRS lien for a new term note, amend and restate our existing term notes, and extend our existing line of credit. In addition, they would receive a convertible note and 20% of our common stock. Thereafter, we presented to Stillwater the general terms of a proposal which are the basis for the proposed restructuring. However, during the course of Stillwater's due diligence, we and Stillwater had extensive discussions regarding the capital structure of Excalibur and the nature of its unsecured liabilities and those of its subsidiaries. We thereafter approached our unsecured noteholders regarding the possibility of their agreeing to convert their unsecured notes into shares of Excalibur common stock on the terms set forth in the restructuring proposal, and we received confirmation that the unsecured noteholders would be willing to convert their unsecured notes as set forth in the restructuring proposal.

      Further, our board of directors had several informal discussions regarding the capital structure and how these liabilities might affect the efforts to complete the restructuring, the possibility of Excalibur Holdings filing for bankruptcy protection, and the possible results of such a bankruptcy. At that time, we engaged Jean P. Sumers, P.C. as our special bankruptcy counsel. Our board of directors approved the filing for bankruptcy of Excalibur Holdings under Chapter 7 of the Bankruptcy Code.

      Thereafter, we continued our negotiations with Stillwater regarding the terms of the proposed restructuring. Stillwater indicated that it would be willing to proceed with the restructuring if the Bankruptcy Court granted its motion for relief from stay so that Stillwater could foreclose on the capital stock of Shumate and if we were successful in acquiring the capital stock of Shumate in a private UCC sale. Thereafter, the motion for relief from stay was granted, and Stillwater notified us of its intention to sell the capital stock of Shumate in the UCC sale. Our purchase of this capital stock is a condition to the plan of recapitalization.

      On May 13, 2005, we received the loan commitment from Stillwater which set forth the basic terms of the restructuring. On May 16, 2005, our board of directors unanimously agreed to accept the loan commitment, approve the restructuring, and submit the restructuring proposal to the stockholders for approval. As part of that approval, our board of directors reviewed the terms of the loan commitment, the remaining terms of the restructuring, reviewed the status of the willingness of the unsecured noteholders to convert into common stock, discussed the lack of financing alternatives available to us and discussed the fairness of the recapitalization plan to our stockholders other than management, and was advised by Spectrum Law Group as to fiduciary duties. Based on the foregoing, our board of directors determined that the recapitalization plan is fair to, and in the best interests of, our stockholders; and unanimously recommended that our stockholders approve the recapitalization plan.

         We are pursuing an out-of-court restructuring because we believe that a consensual transaction with our creditors will best preserve the value of our company for our stockholders, and will not expose our business and operations to the uncertainties and stigma often associated with a bankruptcy filing of our operating company, Shumate Machine Works. We are pursuing an out-of-court restructuring also because it provides a greater degree of equity for our existing stockholders and allow us to provide incentive to our management team to remain with us.

TERMS OF THE RESTRUCTURING

         The restructuring will result in a significant reduction of our outstanding debt and provide us with a strengthened balance sheet and reduced debt servicing requirement to allow us to focus our attention on strengthening our business. It will contain the following components, each of which is conditioned upon the successful consummation of the others: (1) the issuance of an amended and restated term note in the amount of $3,365,000; (2) the issuance of a term note in an amount equal to the settlement of the existing IRS lien;
(3) the issuance of a new line of credit note of up to $1,000,000; (4) the issuance of a convertible secured note in the amount of $2,500,000, (5) the issuance of a note by our Chief Financial Officer to advance funds to purchase 250,000 shares of our common stock (post reverse split) for $250,000; (6) the conversion of a portion of our debt to Stillwater into 20% of our common stock after giving effect to the restructuring; (7) a release from Stillwater for any indebtedness not covered above; and (8) the grant of restricted stock awards to our executive officers, in return for their personal guarantees on new bank debt, and to our non-employee directors.

         The following table sets forth the approximate percentages of our common stock that holders of our common stock and debt securities will own if the restructuring is completed pursuant to the recapitalization plan:

                                                                Percentage of Outstanding Common Stock Owned
                                                         -----------------------------------------------------------
                        Holder                           Before the Restructuring       After the Restructuring (1)
   --------------------------------------------------    --------------------------     ----------------------------
   Common Stockholders                                                 100%                           21.02%
   Stillwater National Bank                                              --                           20.45%
   Unsecured Noteholders                                                 --                           14.61%
   Officers and Directors                                                --                           34.12%
   Employees and Consultants                                             --                            7.65%
   Flemming Investment                                                   --                            2.16%

      (1) Excludes shares of approximately 2,500,000 shares of our common stock (on a post reverse-split basis) issuable upon exercise of the convertible note, options to purchase an aggregate of approximately 54,214 shares of our common stock (on a post reverse-split basis), or less than 1% of our common stock after giving effect to the restructuring, and warrants to purchase an aggregate of approximately 201,712 shares of our common stock (on a post reverse-split basis), or less than 1% of our common stock after giving effect to the restructuring.

THE RECAPITALIZATION PLAN

      The recapitalization plan consists of the concurrent transactions described below, each of which is conditioned upon the successful completion of the others.

THE LOAN COMMITMENT

      On May 13, 2005, we received a loan commitment from Stillwater National Bank pursuant to which Stillwater has agreed, subject to certain conditions, including stockholder approval, to restructure the debts we owe to them and accept a portion of our equity in exchange for a portion of our debt, as follows:

         1. Amended and Restated Term Note. Stillwater has issued a commitment to amend and restate a series of notes in the current aggregate principal amounts of approximately $9,413,000 into an amended and restated note in the principal amount of approximately $3,365,000. The amended and restated note shall require interest only payments for the three months following closing, and thereafter, shall require us to make 27 equal monthly payments in an amount sufficient to fully amortize principal and interest on the amended and restated note over 120 months. The amended and restated note will be due and payable 30 months after closing, at which time, we will be required to make a balloon payment of the entire outstanding principal balance and all accrued interest. The note shall bear interest at a rate equal to the prime rate plus two percent, and it shall be secured by a first priority security interest in all of our existing and future assets.

         2. Third Note. Stillwater has issued a commitment to lend us funds to settle an existing IRS lien against us, and we have agreed to issue a term note in the amount equal to such settlement amount, which we estimate will be approximately $250,000. The Third Note shall require us to make 48 equal monthly payments in an amount sufficient to fully amortize principal and interest on the Third Note over 48 months. The Third Note will be due and payable 48 months after closing, at which time, we will be required to make a balloon payment of the entire outstanding principal balance and all accrued interest. The note shall bear interest at a rate equal to the prime rate plus two percent, and it shall be secured by a first priority security interest in all of our existing and future assets. Each of our executive officers, Larry C. Shumate, Matthew C. Flemming, and Russell T. Clark, have agreed to guarantee a portion of the Third Note.

         3. Revised Line of Credit. Stillwater has issued a commitment to extend our existing line of credit in an amount of up to $1,000,000 for one year. The initial balance on the line of credit shall be the balance of our existing line of credit with Stillwater, less the excess transferred to the amended and restated note. The advances available under the line of credit will be limited to a borrowing base of the sum of (a) 80% of eligible accounts receivable, and
(b) 50% of eligible inventory. The line of credit shall bear interest at a rate equal to the prime rate plus two percent, and it shall be secured by a first priority security interest in all of our existing and future assets.

         4. Convertible Note. Stillwater has issued a commitment to accept, and we have agreed to issue, a convertible note in the principal amount of $2,500,000. The principal and accrued interest on the convertible note shall be convertible, at Stillwater's option, into shares of our common stock at a conversion rate of $1.00 per share (on a post reverse stock split basis). The convertible note shall mature on the earlier of 60 months from the date of issuance or the date on which it is fully converted into our common stock. Interest on the convertible note shall accrued from the date of closing until the earlier of conversion or 24 months, at which time the accrued interest will be capitalized into principal. Beginning at the end of the ninth quarter, we would be obligated to make quarterly interest payments on the convertible note. The convertible note shall bear interest at a rate equal to the prime rate plus two percent, and it shall be secured by a first priority security interest in all of the assets of Excalibur Industries (the parent company). We have agreed to include the shares of common stock underlying the convertible note on any eligible registration statement that we may file with the Securities and Exchange Commission under the Securities Act of 1933 in the next five years.

         5. Flemming Note. Stillwater has issued a commitment to lend $350,000 to our Chief Financial Officer, Matthew C. Flemming to purchase an aggregate of 250,000 newly issued shares (post reverse stock split) of our common stock, representing approximately 2.16% of our outstanding common stock after giving effect to the restructuring, for a total purchase price of $250,000. The balance will be applied to the existing personal indebtedness of Mr. Flemming to Stillwater under a personal guarantee.

         6. Conversion of Prior Bank Debt. Stillwater National Bank has issued a commitment to accept an offer from us to exchange $2,368,000 of our outstanding indebtedness to Stillwater for 2,368,000 newly issued of shares of our common stock (on a post reverse-split basis), representing not less than 20% of the outstanding shares of our common stock after giving effect to the restructuring. We have agreed to include these shares of common stock on any eligible registration statement that we may file with the Securities and Exchange Commission under the Securities Act of 1933 in the next five years.

      7. Releases. Stillwater National Bank has issued a commitment to release us and our Chief Financial Officer, Matthew C. Flemming, from their respective obligations of the prior debt to Stillwater, except to the extent that such prior debt is amended and restated, issued, or guaranteed as set forth above.

THE UNSECURED NOTEHOLDER CONVERSION

      Our unsecured noteholders have agreed to exchange all of our outstanding unsecured notes, including principal and accrued interest, with interest rates ranging from 6% to 12% and all currently due and owing, for approximately 1,691,310 newly issued shares of our common stock (on a post reverse-split basis), representing approximately 14.61% of the outstanding shares of our common stock after giving effect to the restructuring. The completion of the exchange with the unsecured noteholders is conditioned upon completion of each of the other transactions contemplated by the recapitalization plan.

RESTRICTED STOCK AWAREDS UNDER THE 2005 STOCK INCENTIVE PLAN

      Our board of directors have granted restricted stock awards of approximately 3,950,000 shares of newly issued common stock (on a post reverse-split basis) to our executive officers, in return for their personal guarantees on new bank debt, and to our non-employee directors, representing approximately 34.12% of the outstanding shares of our common stock after giving effect to the restructuring. The shares issued pursuant to the restricted stock awards shall vest only if the restructuring described herein is completed.

THE REVERSE STOCK SPLIT

      As part of the restructuring, we must complete a 1-for-7 reverse stock split in order to reduce the number of shares held by the existing stockholders is reduced to approximately 2,433,247 shares of common stock.

APPROVAL OF THE RECAPITALIZATION PLAN BY THE BOARD OF DIRECTORS

      On May 16, 2005, our board of directors unanimously determined that the recapitalization plan is fair to and in the best interests of our stockholders, and recommended that our board of directors approve the recapitalization plan. In the course of making its determination, the board consulted with its financial and legal advisors, as well as our management, and considered a number of factors, including the following:

      1. The information provided by management to the board as to our financial condition and future prospects, including the following:

      o based on management's financial projections, assuming no financing or delivering transaction, our projected funding required to pay down our existing debt obligations and provide adequate working capital is approximately $20 million;

      o based on management's financial projections, the absence of available borrowing capacity, our current cash position, our inability to meet all of our existing payment obligations, including debt service, and our inability to conduct our operations after such time without additional financing;

      o unless we consummate the recapitalization or an alternative cash financing transaction promptly, it is likely that we will be forced to commence bankruptcy proceedings; and

      o based on management's financial projections, following the consummation of the recapitalization, we should have sufficient liquidity to fund our operations and any residual debt service into the fourth quarter of 2005 and our projected funding gap prior to our projected cash flow breakeven should not exceed $3 million.

         2. The board's understanding that we have aggressively pursued alternative financing and other transactions with potential strategic and financial investors, but have not received any meaningful indications of interest for a transaction that would adequately address our liquidity needs.

         3. The board's familiarity with, and information provided by management as to, our business and current business strategy, and the nature of the market in which we operate.

         4. The historical and current market prices for our common stock.

         5. The board's understanding, based on the negotiations among us, our management, Stillwater, and the unsecured noteholders, that the retention by the existing holders of our common stock of approximately 21.02% of the outstanding common stock after the recapitalization represents the maximum amount of common stock such parties would agree to permit such holders to retain in connection with the recapitalization plan.

         6. The significant common stock dilution that will occur as a result of the transactions contemplated by the recapitalization plan, and the fact that such transactions will result in our creditors owning a significant portion of our common stock.

         7. In a non-prepackaged bankruptcy proceeding, it is likely that our stockholders would receive nothing.

         In view of the wide variety of factors considered in connection with its evaluation of the recapitalization plan and the complexity of these matters, the board of directors did not find it useful to and did not attempt to quantify, rank or otherwise assign relative weights to the factors considered in connection with its determination. In addition, the board did not undertake to make any specific determination as to whether any particular factor was essential to its ultimate determination, but rather the board conducted an overall analysis of the factors described above, including thorough discussions with its legal and financial advisors. In considering the factors described above, individual members of the board may have given different weight to different factors or reached different conclusions as to whether a specific factor weighed in favor of or against approving the plan of recapitalization.

INTERESTS OF CERTAIN PERSONS IN THE RESTRUCTURING

         You should be aware that our directors and executive officers have interests in the restructuring that are different from, or in addition to, or that might conflict with, the interests of our stockholders. The board of directors was aware of these interests and conflicts when they determined to approve the restructuring. Because of our present financial condition, the interest of our stockholders and creditors may conflict in certain respects with each other.

                           THE RESTRUCTURING PROPOSALS

      Consummation of the recapitalization plan requires stockholder approval of each of proposals 1, 2, 3, and 4. The issuance of shares of our common stock in the restructuring transactions will not become effective unless and until the amendment of our certificate of incorporation is approved and filed with the Secretary of State of the State of Delaware and the recapitalization plan is consummated. If either Proposal 1, 2, 3, or 4 is not approved by our stockholders at the special meeting, then none of them will become effective.

                                   PROPOSAL 1

                 APPROVAL OF TERMS OF THE RECAPITALIZATION PLAN

      On May 16, 2005, our board of directors unanimously adopted a resolution approving the transactions contemplated by the recapitalization plan, including the terms set forth in the loan commitment from Stillwater National Bank, the issuance of approximately 2,368,000 shares (post reverse split) of our common stock to Stillwater National Bank, the issuance of a convertible note in the principal amount of $2,500,000 to Stillwater National Bank, convertible at a price of $1.00 per share (post reverse split), the issuance of approximately 1,691,310 shares (post reverse split) of our common stock to our unsecured noteholders, and the issuance of 250,000 shares of common stock to Matthew C. Flemming, our Chief Financial Officer, in exchange for $250,000.

      Our board of directors believes it is in our best interest to issue new shares of our common stock in the restructuring transactions. Although the restructuring will result in significant dilution of our common stockholders, the completion of the restructuring is critical to our continuing viability. We have significant additional funding needs until we reach cash flow breakeven and substantial indebtedness which adversely affects our financial condition. The restructuring will result in the elimination of a significant portion of our outstanding indebtedness and provide us with sufficient liquidity to cover our estimated funding needs into the fourth quarter of 2005. If the restructuring is not completed, we may be forced to consider an alternative plan of reorganization or liquidation. Any alternative plan of reorganization or liquidation may result in our stockholders recovering nothing. For a discussion of the factors considered by our board of directors in recommending the recapitalization plan to our board of directors, see "The Restructuring -- Approval of the Recapitalization Plan by the Board of Directors."

      We are asking you to vote to approve the issuance of our common stock in the restructuring transactions because it is required under the terms of the loan commitment. Unless we receive the stockholder approval required under the loan commitment, we will not be able to complete the recapitalization plan.

      Specifically, the recapitalization plan contemplates the issuance of new shares of our common stock in the following transactions:

      o the issuance of approximately 2,368,000 shares (on a post reverse split basis) of our common stock in exchange for a portion of our outstanding indebtedness with Stillwater National Bank;

      o the issuance of a convertible note in the principal amount of approximately $2,500,000 which is convertible at a rate of $1.00 per share (on a post reverse split basis) in exchange for a portion of our outstanding indebtedness with Stillwater National Bank;

      o the issuance of approximately 1,691,310 shares (on a post reverse split basis) of our common stock in exchange for our outstanding unsecured notes; and

      o and the issuance of 250,000 shares of common stock to Matthew C. Flemming, our Chief Financial Officer, in exchange for $250,000.

      Upon consummation of the restructuring, the equity interests of our existing common stockholders, as a percentage of the total number of the outstanding shares of our common stock, will be significantly diluted. As of May 2, 2005, there were 17,032,728 shares of our common stock issued and outstanding. Assuming the restructuring is completed either pursuant to the recapitalization plan or the prepackaged plan, there would be 11,578,057 shares (on a post reverse split basis) of our common stock issued and outstanding after giving effect to the restructuring:

      o Stillwater National Bank will hold approximately 20% of our outstanding common stock;

      o holders of our unsecured notes will hold approximately 14.61% or our outstanding common stock;

      o our officers and directors will hold approximately 34.12% of our outstanding common stock;

      o certain of our employees and consultants will hold approximately 7.65% of our outstanding common stock;

      o Matthew C. Flemming, our Chief Financial Officer, will hold, excluding any shares he currently holds and any shares he receives under a restricted stock award, approximately 2.16% of our outstanding common stock; and

      o the existing holders of our common stock will hold approximately 21.02% of our outstanding common stock.

                       THE BOARD OF DIRECTORS UNANIMOUSLY
                     RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                                   PROPOSAL 2
                         AMENDMENT TO OUR CERTIFICATE OF
            INCORPORATION TO EFFECTUATE A 1-FOR-7 REVERSE STOCK SPLIT

         On May 16, 2005, our board of directors unanimously adopted a resolution declaring it advisable to amend our certificate of incorporation to effectuate a 1-for-7 reverse stock split. Our board of directors further directed that this amendment to our certificate of incorporation be submitted for consideration by our stockholders. In the event stockholders approve this proposal, we will file an amendment to our certificate of incorporation with the Secretary of State of Delaware. This amendment will become effective at the close of business on the date the amendment to the certificate of incorporation is accepted for filing by the Secretary of State of Delaware.

         Our board of directors seeks to adopt the one for seven reverse stock-split in order to improve our capitalization and to assist in the effectuation of the recapitalization. We are unable to predict what effect, if any, the reverse split will have on the market price of our common stock.

Possible Disadvantages

         The liquidity of our common stock may be adversely affected by the reduced number of freely-tradeable shares outstanding after the reverse stock-split. The reverse stock-split will cause the number of "odd-lot" holders to go up and cause the number of "round-lot" holders of the common stock to go down. An odd-lot is fewer than 100 shares. The number of round-lot holders is a common measure of a stock's distribution, and a lower number may reflect more negatively on our shares. In addition, the new odd-lot holders may become reluctant to trade their shares because of any stigma or higher commissions associated with odd-lot trading. Stockholders who hold odd-lots may experience an increase in the cost of selling their shares and may have greater difficulty in making sales. This may negatively impact the average trading volume and thereby diminish interest in the common stock by some investors and advisors.

         Notwithstanding these potential disadvantages, the board of directors believes that the reverse stock-split is in our best interest for the reasons set forth above.

Effects of Reverse Stock-Split

         The reverse stock-split will increase our authorized but unissued common stock, which may be used by our board of directors in order to thwart anti-takeover efforts by outsiders. The board nominees are not aware of any such current takeover efforts, and the reverse split is not being proposed as an anti-takeover measure.

Stock Certificates and Fractional Shares

         Stockholders will be required to exchange their stock certificates for new certificates representing the shares of common stock after giving effect to the reverse stock-split with our transfer agent. Stockholders will not be required to pay a transfer or other fee in connection with the exchange of certificates.

Procedure for Implementing the Reverse Stock-Split

         In connection with the reverse stock-split, seven shares of our pre-split outstanding common stock will be exchanged for one share of common stock. Post-split shares of our common stock may be obtained by surrendering certificates representing shares of pre-split common stock to our transfer agent. To determine the number of shares of our common stock issuable to any record holder, the total number of shares represented by all of the certificates issued in the name of that record holder held in each account as set forth on the records of the transfer agent on the date upon which the split becomes effective will be divided by 7.

         We will not issue any certificates representing fractional shares of our common stock in the transaction, while retaining the current par value of $0.001. Any resulting fractional shares shall be rounded up to the nearest whole number. Upon surrender to the transfer agent of the share certificate(s) representing shares of pre-split common stock, the holder will receive a share certificate representing the appropriate number of shares of our common stock.

Federal Income Tax Consequences

         The following discussion generally describes certain federal income tax consequences of the reverse stock-split to our stockholders. The following does not address any foreign, state, local tax or alternative minimum income, or other federal tax consequences of the proposed reverse stock-split. The actual consequences for each stockholder will be governed by the specific facts and circumstances pertaining to such stockholder's acquisition and ownership of the common stock. Each stockholder should consult his or her accountants for more information in this regard.

         We believe that the reverse stock-split will qualify as a "recapitalization" under Section 368(a)(1)(E) of the Code or as a stock-for-stock exchange under Section 1036(a) of the Code. As a result, no gain or loss should be recognized by us or our stockholders in connection with the reverse stock-split. A stockholder's aggregate tax basis in his or her shares of post- reverse stock-split common stock received from us will be the same as his or her aggregate tax basis in the pre- reverse stock-split common stock exchanged therefor. The holding period of the post- reverse stock-split common stock surrendered in exchange therefor will include the period for which the shares of pre-reverse stock-split common stock were held, provided all such common stock was held as a capital asset on the date of the exchange.

         This summary is provided for general information only and does not purport to address all aspects of the possible federal income tax consequences of the reverse stock-split and is not intended as tax advice to any person. In particular, and without limiting the foregoing, this summary does not consider the federal income tax consequences to our stockholders in light of their individual investment circumstances or to holders subject to special treatment under the federal income tax laws (such as life insurance companies, regulated investment companies and foreign taxpayers).

         No ruling from the Internal Revenue Service or opinion of counsel has been or will be obtained regarding the federal income tax consequences to our stockholders as a result of the reverse stock-split. Accordingly, each stockholder is encouraged to consult his or her tax advisor regarding the specific tax consequences of the proposed transaction to such stockholder, including the application and effect of state, local and foreign income and other tax laws.

                       THE BOARD OF DIRECTORS UNANIMOUSLY
                     RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                                   PROPOSAL 3
                         AMENDMENT TO OUR CERTIFICATE OF
                       INCORPORATION TO CHANGE OUR NAME TO
                            SHUMATE INDUSTRIES, INC.

         On May 16, 2005, our board of directors unanimously adopted a resolution declaring it advisable to amend our certificate of incorporation to change our name to "Shumate Industries, Inc." Our board of directors further directed that this amendment to our certificate of incorporation be submitted for consideration by our stockholders. In the event stockholders approve this proposal, we will file an amendment to our certificate of incorporation with the Secretary of State of Delaware. This amendment will become effective at the close of business on the date the amendment to the certificate of incorporation is accepted for filing by the Secretary of State of Delaware.

         Our board of directors feels that this name change is in our best interest. In light of Shumate Machine Works becoming our sole operating subsidiary, the name "Excalibur Industries, Inc." no longer accurately reflects the company's operations and interests.

                       THE BOARD OF DIRECTORS UNANIMOUSLY
                     RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                                   PROPOSAL 4
                      APPROVAL OF THE EXCALIBUR INDUSTRIES
                            2005 STOCK INCENTIVE PLAN
                    AND GRANT OF STOCK AWARDS UNDER THE PLAN

         On April 29, 2005, our board of directors adopted the Excalibur Industries 2005 Stock Incentive Plan, referred to herein as the "plan." The following is a summary of the material features of the plan. The plan will be the source of new equity-based awards for employees concurrent with and following the consummation of the restructuring.

General Purpose

         The purpose of the plan is to further align the interests of employees, directors and non-employee consultants with those of the stockholders by providing incentive compensation opportunities tied to the performance of the common stock and by promoting increased ownership of the common stock by such individuals. The plan is also intended to advance the interests of the company and its shareholders by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the company's business is largely dependent. We are permitted to grant awards of stock options, stock awards, and restricted stock awards under the plan. Each type of award is discussed in greater detail below.

ERISA
ERISAERISA

         The plan is not an "employee pension benefit plan" as defined in
Section 3(2) of the U.S. Employee Retirement Income Security Act and is not qualified as a profit sharing plan as described in Section 401 of the Internal Revenue Code.

Shares Available

         The maximum aggregate number of shares of common stock that may be issued and sold under all awards granted under the plan is 33,000,000 shares. Shares of common stock issued and sold under the plan may be either authorized but unissued shares or shares held in our treasury.

         To the extent that any award involving the issuance of shares of common stock is forfeited, cancelled, returned to us for failure to satisfy vesting requirements or other conditions of the award, or otherwise terminates without an issuance of shares of common stock being made thereunder, the shares of common stock covered thereby will no longer be counted against the foregoing maximum share limitations and may again be made subject to awards under the plan pursuant to such limitations. Any awards or portions thereof which are settled in cash and not in shares of common stock shall not be counted against the foregoing maximum share limitations.

         If there shall occur any change with respect to the outstanding shares of our common stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the shares of our common stock, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change, or any other change affecting our common stock, we may, in the manner and to the extent that it deems appropriate and equitable to the participants in the plan and consistent with the terms of the plan, cause an adjustment to be made in (i) the maximum number of shares available for issuance under the plan,
(ii) the number and kind of shares of common stock, or other rights subject to then outstanding awards, (iii) the exercise or base price for each share or other right subject to then outstanding awards, and (iv) any other terms of an award that are affected by the event. However, in the case of incentive stock options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Internal Revenue Code.

         Notwithstanding anything contained in the plan to cover the contrary, including any adjustments discussed in the preceding paragraph, the maximum aggregate number of shares of common stock that may be issued and sold under all awards granted under the plan shall be anti-dilutive in the event of a reverse stock split by us and shall not result in any reduction in the number of shares available and authorized under the plan at the effective time of such reverse stock split(s).

AdministrationAdministrationAdministration

         The plan shall be administered by a committee comprised of one or more members of our board of directors, or if no such committee exists, the entire board of directors.

         The committee shall have such powers and authority as may be necessary or appropriate for the committee to carry out its functions as described in the plan. Subject to the express limitations of the plan, the committee shall have authority in its discretion to determine the eligible persons to whom, and the time or times at which, awards may be granted, the number of shares or other rights subject to each award, the exercise, base or purchase price of an award (if any), the time or times at which an award will become vested, exercisable or payable, the performance goals and other conditions of an award, the duration of the award, and all other terms of the award. Subject to the terms of the plan, the committee shall have the authority to amend the terms of an award in any manner that is not inconsistent with the plan, provided that no such action shall adversely affect the rights of a participant with respect to an outstanding award without the participant's consent. The committee shall also have discretionary authority to interpret the plan, to make factual determinations under the plan, and to make all other determinations necessary or advisable for plan administration, including, without limitation, to correct any defect, to supply any omission or to reconcile any inconsistency in the plan or any award agreement hereunder.

         The committee shall have the right, from time to time, to delegate to one or more of our officers the authority of the committee to grant and determine the terms and conditions of awards granted under the plan, subject to the requirements of state law and such other limitations as the committee shall determine. In no event shall any such delegation of authority be permitted with respect to awards to any members of the board or to any eligible person who is subject to Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or
Section 162(m) of the Internal Revenue Code.

Eligibility

         Participation in the plan is limited to any person which is an employee of ours or any affiliate of ours, or any person to whom an offer of employment with us or one of our affiliates is extended, as determined by the committee, or any person who is a non-employee director, or any person who is consultant to us. The determination of eligibility shall be made by the committee in its sole discretion.

Grant of Stock Awards

         A stock award may be granted to any eligible person selected by the committee. The number of shares and other terms of the stock award are specified in each award agreement. The stock award may be granted for past services, in lieu of bonus or other cash compensation, as directors' compensation or for any other valid purpose as determined by the committee. A stock award granted to an eligible person represents shares of common stock that are issued without restrictions on transfer and other incidents of ownership and free of forfeiture conditions, except as otherwise provided in the plan and the award agreement. The committee may, in connection with any stock award, require the payment of a specified purchase price. Subject to the foregoing provisions and the applicable award agreement, upon the issuance of the common stock under a stock award, the participant shall have all rights of a stockholder with respect to the shares of common stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto. The plan does not specify any maximum or minimum amount of shares which may be granted to any person under a stock award.

Grant of Restricted Stock Awards

         A restricted stock award may be granted to any eligible person selected by the committee. The number of shares and other terms of the stock award are specified in each award agreement. The committee may require the payment by the participant of a specified purchase price in connection with any restricted stock award.

         The restrictions imposed on shares granted under a restricted stock award shall lapse in accordance with the vesting requirements specified by the committee in the award agreement, provided that the committee may accelerate the vesting of a restricted stock award at any time. Such vesting requirements may be based on the continued service of the participant with the company or its affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the committee in its discretion. If the vesting requirements of a restricted stock award shall not be satisfied, the award shall be forfeited and the shares of common stock subject to the award shall be returned to the company.

         Subject to the foregoing provisions and the applicable award agreement, the participant shall have all rights of a stockholder with respect to the shares granted to the participant under a restricted stock award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto. The committee may provide in an award agreement for the payment of dividends and distributions to the participant at such times as paid to stockholders generally or at the times of vesting or other payment of the restricted stock award.

Grant of Options

         A stock option may be granted to any eligible person selected by the Committee. Each stock option shall be designated as an incentive stock option or as a nonqualified stock option. An incentive stock option may only be granted to an eligible person who is considered an employee for purposes of Treasury Regulation ss.1.421-7(h) with respect to us or any of our affiliates that qualifies as a "subsidiary corporation" with respect to us for purposes of
Section 424(f) of the Internal Revenue Code.

         The exercise price per share of a stock option shall not be less than 85 percent of the fair market value of the shares of common stock on the date of grant, except that the exercise price per shares of an incentive stock option shall not be less than 100 percent of the fair market value of the shares of common stock on the date of grant, and that the exercise price per shares of an incentive stock option shall not be less than 110 percent of the fair market value in the case of any person who owns securities possessing more than 10 percent of the total combined voting power of all classes of our securities.

         The committee shall prescribe the time or times at which, or the conditions upon which, a stock option or portion thereof shall become vested and/or exercisable, and may accelerate the vesting or exercisability of any stock option at any time, provided, however, that any stock option shall vest at the rate of at least twenty percent per year over five years from the date the stock option is granted, subject to reasonable conditions as may be provided for in the award agreement. However, in the case of a stock option granted to officers, non-employee directors, managers or consultants, the stock option may become fully exercisable, subject to reasonable conditions, at anytime or during any period established by us. The requirements for vesting and exercisability of a stock option may be based on the continued service of the participant with us or one of our affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the committee in its discretion.

         The committee shall prescribe in an award agreement the period during which a vested stock option may be exercised, provided that the maximum term of a stock option shall be ten years from the date of grant. Except as otherwise provided in the plan or as otherwise may be provided by the committee, no stock option issued to an employee or a non-employee director may be exercised at any time during the term thereof unless the employee or a non-employee director is then in our service or the service of one of our affiliates.

Exercise of Options

         Subject to such terms and conditions as shall be specified in an award agreement, a stock option may be exercised in whole or in part at any time during the term thereof by notice in the form required by us, together with payment of the aggregate exercise price therefor and applicable withholding tax. Payment of the exercise price shall be made in the manner set forth in the award agreement, which, unless otherwise provided by the committee, shall be as follows: (i) in cash or by cash equivalent acceptable to the committee, (ii) by payment in shares of our common stock that have been held by the participant for at least six months (or such period as the committee may deem appropriate) valued at the fair market value of such shares on the date of exercise, (iii) through an open-market, broker-assisted sales transaction pursuant to which we are promptly delivered the amount of proceeds necessary to satisfy the exercise price, (iv) by a combination of the methods described above, or (v) by such other method as may be approved by the committee and set forth in the award agreement. In addition to and at the time of payment of the exercise price, the participant shall pay to us the full amount of any and all applicable income tax, employment tax, and other amounts required to be withheld in connection with such exercise, payable under such of the methods described above for the payment of the exercise price as may be approved by the committee and set forth in the award agreement.

Nontransferability

         Nonqualified Stock Options. Nonqualified stock options shall be nontransferable except (i) upon the participant's death, or (ii) for the transfer of all or part of the stock option to a participant's "family member" (as defined for purposes of the Form S-8 registration statement under the Securities Act of 1933), as may be approved by the committee in its discretion at the time of proposed transfer. The transfer of a nonqualified stock option may be subject to such terms and conditions as the committee may in its discretion impose from time to time. Subsequent transfers of a nonqualified stock option shall be prohibited other than in accordance with the terms set forth herein.

         Incentive Stock Options. Incentive stock options shall be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a participant only by such participant.

Termination of Employment

         The stock option of any participant whose service with us or one of our affiliates is terminated for any reason shall terminate on the earlier of (A) the date that the stock option expires in accordance with its terms or (B) unless otherwise provided in an award agreement, and except for termination for cause, the expiration of the applicable time period following termination of Service, in accordance with the following: (1) twelve months if service ceased due to disability, (2) eighteen months if service ceased at a time when the participant is eligible to elect immediate commencement of retirement benefits at a specified retirement age under a pension plan to which we or any of our affiliates had made contributions, (3) eighteen months if the participant died while in the service of us or any of our affiliates, or (iv) three months if service ceased for any other reason. During the foregoing applicable period, except as otherwise specified in the award agreement or in the event service was terminated by the death of the participant, the stock option may be exercised by such participant in respect of the same number of shares of common stock, in the same manner, and to the same extent as if he or she had remained in the continued service of us or any affiliate during the first three months of such period; provided that no additional rights shall vest after such three months. The committee shall have authority to determine in each case whether an authorized leave of absence shall be deemed a termination of service for purposes hereof, as well as the effect of a leave of absence on the vesting and exercisability of a stock option. Unless otherwise provided by the committee, if an entity ceases to be an affiliate of the company or otherwise ceases to be qualified under the plan or if all or substantially all of the assets of an affiliate of the company are conveyed (other than by encumbrance), such cessation or action, as the case may be, shall be deemed for purposes hereof to be a termination of the service.

         An award of an incentive stock option may provide that such stock option may be exercised not later than 3 months following termination of employment of the participant with us and all subsidiaries, or not later than one year following a permanent and total disability within the meaning of
Section 22(e)(3) of the Internal Revenue Code, as and to the extent determined by the committee to comply with the requirements of Section 422 of the Internal Revenue Code.

Amendment and Termination

         The board may at any time and from time to time and in any respect, amend or modify the plan. The board may seek the approval of any amendment or modification by our stockholders to the extent it deems necessary or advisable in its discretion for purposes of compliance with Section 162(m) or Section 422 of the Internal Revenue Code, or exchange or securities market or for any other purpose. No amendment or modification of the plan shall adversely affect any award theretofore granted without the consent of the participant or the permitted transferee of the award. The plan shall terminate on the tenth anniversary of the date of its adoption by the board. The board may, in its discretion and at any earlier date, terminate the plan. Notwithstanding the foregoing, no termination of the plan shall adversely affect any award theretofore granted without the consent of the participant or the permitted transferee of the award.

Restrictions on Resale

         Persons ordinarily may publicly resell the shares of common stock issued pursuant to an award granted under the plan without registration under the federal securities laws. However, our affiliates who acquire shares of our common stock pursuant to an award under the plan described in this proxy statement will not be able to rely on the prospectus covering the issuance of shares under the plan to resell those shares. Accordingly, our affiliates must ensure that the resale of their shares complies with an available exemption from the registration provisions of the Federal securities law, such as Rule 144 under the Securities Act of 1933, as amended.

         Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the committee. Failure to satisfy any applicable restrictions shall result in the subject shares of the restricted stock award being forfeited and returned to us. The committee may require in an award agreement that certificates representing the shares granted under a restricted stock award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a restricted stock award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

         We are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended. Section 16(b) allows us to recover any profit realized by any of our officers, directors or 10% stockholders from any purchase and sale, or sale and purchase, of shares of our common stock within any period of less than six months.

Federal Income Tax Consequences

         This section of the proxy statement contains a discussion regarding the income tax consequences of the plan under federal income tax law. This discussion is intended only as a broad discussion of the general rules under income tax laws applicable to the issuance of common stock as compensation. Specific situations may be subject to different rules and may result in different tax consequences. You are strongly urged to consult your own personal tax advisor with specific reference to your own tax situation regarding all federal, state and local tax matters in conjunction with the plan and the grant, exercise and ultimate sale of any shares received upon the exercise of options granted pursuant to the plan.

Stock Awards

         A recipient of a stock award under the plan will have compensation income upon the receipt of the shares in an amount equal to the fair market value of the shares on the date of the issuance.

Restricted Stock Awards

         Unless a recipient files a Section 83(b) election with the Internal Revenue Service within 30 days following the date of grant of a restricted stock award, a recipient of a restricted stock award will not have any taxable income until the award vests. Upon the vesting of the award and receipt by recipient of the not-restricted shares, recipient will have compensation income in an amount equal to the fair market value of the shares on the date of vesting.

         If a participant makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to a restricted stock award, the participant shall file, within 30 days following the date of grant, a copy of such election with us and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Internal Revenue Code. If a recipient files such a Section 83(b) election, the participant of the restricted stock award will have compensation income on the date of grant in an amount equal to the fair market value of the shares on the date of grant. The committee may provide in an award agreement that the restricted stock award is conditioned upon the participant's making or refraining from making an election with respect to the award under Section 83(b) of the Internal Revenue Code.

Incentive Stock Options

         Grant and Exercise of Incentive Stock Options. In general, a participant realizes no income upon the grant of plan incentive stock options assuming these options qualified as "incentive stock options" under the Internal Revenue Code when they were granted or upon the exercise of incentive stock options. But see, "Alternative Minimum Tax," below. The amount paid by the participant for the shares of common stock received pursuant to the exercise of incentive stock options will generally constitute his or her basis or cost for tax purposes. The holding period for such common stock generally begins on the date the participant exercises incentive stock options. See below for a discussion of the exceptions to these general rules when the participant uses previously acquired stock of the company to exercise incentive stock options.

         Alternative Minimum Tax. Although no current taxable income is realized upon the exercise of incentive stock options, Section 56(b)(3) of the Internal Revenue Code provides that the excess of the fair market value on the date of exercise of the common stock acquired pursuant to such exercise over the option price is an item of tax adjustment. As such, the exercise of incentive stock options may result in the participant being subject to the alternative minimum tax for the year incentive stock options are exercised. The alternative minimum tax is calculated on a taxpayer's adjusted gross income, subject to special adjustments, plus specified items of tax preference minus specified itemized deductions. The resulting amount is the alternative minimum taxable income.

         If the shares are disposed of in a "disqualifying disposition" - that is, within one year of exercise or two years from the date of the option grant - in the year in which the incentive stock option is exercised, the maximum amount that will be included as alternative minimum tax income is the gain on the disposition of the incentive stock option stock. In the event there is a disqualifying disposition in a year other than the year of exercise, the income on the disqualifying disposition will not be considered income for alternative minimum tax purposes. In addition, the basis of the incentive stock option stock for determining gain or loss for alternative minimum tax purposes will be the exercise price for the incentive stock option stock increased by the amount that alternative minimum tax income was increased due to the earlier exercise of the incentive stock option. Alternative minimum tax incurred by reason of the exercise of the incentive stock option does not result, for regular income tax purposes, in an increase in basis of the shares acquired upon exercise. The alternative minimum tax attributable to the exercise of an incentive stock option may be applied as a credit against regular tax liability in a subsequent year, subject to certain limitations. The gain recognized upon a sale or exchange of shares acquired through the exercise of the incentive stock option's will be limited to the excess of the amount received in the sale or exchange over the fair market value of the shares at the time the incentive stock option was exercised.

         The application of the alternative minimum tax for each participant will depend on such participant's total income and deductions for the year of exercise. As such, the extent to which, if any, the tax adjustment item generated by the exercise of incentive stock option's in conjunction with any other tax adjustment items or alternative minimum tax adjustments may result in an alternative minimum tax liability for any participant cannot be determined. Accordingly, each participant should consult his or her own tax counsel to determine the potential impact of the alternative minimum tax on his or her exercise of incentive stock options.

         Employment and Holding Requirements of Incentive Stock Options. The Internal Revenue Code requires that the participant remain an employee of ours or one of our subsidiaries at all times during the period beginning on the date that the incentive stock options are granted and ending on the day three months (or one year in the case of permanent and total disability or death) before the date that each incentive stock option is exercised.

         In order for an participant exercising incentive stock options to qualify for the income tax free treatment set forth in the preceding section such participant must not dispose of the shares of common stock acquired pursuant to the exercise of incentive stock options within two years from the date the incentive stock options were granted, nor within one year after the exercise of the incentive stock options. If the participant meets these employment and holding requirements, any future gain or loss realized and recognized from the sale or exchange of the common stock should be long-term capital gain or loss, if the stock is held as a capital asset. If the participant disposes of the shares of common stock acquired upon exercise of an incentive stock option within two years from the granting of options or one year after the exercise of options, any gain will constitute, in the year of disposition, ordinary compensation income to the extent of the excess of the fair market value of the common stock on its acquisition date over the price paid for it by the participant. Any additional gain will be treated as capital gain. If the participant disposes of the shares of common stock issued upon exercise of an incentive stock option at a loss, such loss will be a capital loss.

         For purposes of this section, the transfer of shares of common stock previously acquired by a participant after the participant's death does not constitute a "disposition." In addition, the transferee of the shares of common stock is not subject to the holding and employment requirements.

         If the recipient disposes of options instead of exercising them, the incentive stock option rules discussed herein have no application. The recipient-transferor will recognize either long or short-term capital gain or loss and the purchaser will not be subject to any of these rules.

Nonqualified Stock Options

         In general, a participant who receives a nonqualified stock option realizes income either at the date of grant or at the date of exercise, but not at both. Unless the nonqualified stock option has a "readily ascertainable fair market value" at the date of grant, the participant recognizes no income on the date of grant and the compensatory aspects are held open until the nonqualified stock option is exercised. In this case, upon exercise, the participant will have compensation income to the extent of the difference between the fair market value of the stock at the time of exercise and the exercise price paid by the participant.

         An nonqualified stock option is deemed to have a readily ascertainable fair market value if (a) the nonqualified stock options are actively traded on an established market or (b) the fair market value can be measured with reasonable accuracy, which means that (i) the nonqualified stock options are transferable, (ii) the nonqualified stock options are exercisable immediately in full, (iii) the nonqualified stock options and underlying stock are not subject to restrictions which have a significant effect on the nonqualified stock option's value and (iv) the fair market value of the option privilege is readily ascertainable.

Exercise of Options Through Use of Previously Acquired Common Stock of the
Company

         Under the plan, in some circumstances a participant may be allowed to use previously acquired shares of common stock to exercise stock options. Such previously acquired shares of common stock may include common stock acquired pursuant to an earlier partial exercise of options. Generally the Internal Revenue Service recognizes that an exchange of common stock for other common stock does not constitute a taxable disposition of any shares of common stock. The IRS treats such exchanges as two transactions. First, to the extent of the number of previously acquired shares of common stock, a share for share exchange occurs with each new share of common stock succeeding to the cost basis and holding period of the old shares of common stock. Second, the remaining new shares of common stock are deemed acquired at a zero cost with their holding period commencing on the date of acquisition.

         The foregoing rules generally apply to the use of previously acquired shares of common stock to acquire shares of common stock under the plan. An participant may use shares of common stock owned at the date options are exercised to acquire shares of common stock upon exercise of the options. However, despite a "carryover" holding period, all of the new shares of common stock are still subject to the holding requirements discussed above. If participant disposes of such common stock acquired pursuant to the exercises of incentive stock option's before the later of two years from the granting or one year from exercise, an early disposition occurs first to the extent of the non carryover shares and then to the extent of the carryover shares.

         In addition, if a participant uses shares of common stock acquired through a previous partial exercise of options to acquire new shares of common stock through an exercise of options before the first stock has met the above holding requirements, the first stock will be treated as having been disposed of in an early disposition. Therefore, the participant will have to recognize ordinary compensation to the excess of the fair market value of the first stock on its acquisition dates over its price paid. Despite the early disposition, any excess gain is not recognized, but is deferred and carried over to the second stock. If the first stock is used to acquire other shares of common stock which are not subject to the plan, no early disposition will generally occur and the tax free exchange rules may apply.

         Again, you should consult your own tax advisor with regard to the tax treatment applicable in your own tax situation.

         The description of the stock plan is qualified in all respects by the actual provisions of the plan, which is attached to this proxy statement as Exhibit C.

Grants of Awards

         To date, our board of directors has granted restricted stock awards for 29,998,500 shares of common stock under the plan, including restricted stock awards of 27,650,000 shares to our officers and directors and 1,998,500 to our non-officer employees. All share amounts are in "pre-split" amounts.

                                                         NEW PLAN BENEFITS
                                                     2005 Stock Incentive Plan

----------------------------------------------------------------------------------------------------------------------------
Name and Position                                                Dollar Value ($)                  Number of Shares
-----------------------------------------------------     ------------------------------    --------------------------------
Larry C. Shumate,                                                  $10,000.00                            10,000,000
President and Chief Executive Officer

Matthew C. Flemming,                                                $7,000.00                             7,000,000
Executive Vice-President, Chief Financial Officer,
Treasurer, and Secretary

Russell T. Clark,                                                   $8,750.00                             8,750,000
Vice President and Chief Operating Officer

Executive Group                                                    $25,750.00                            25,750,000

Non-Executive Director Group                                        $1,400.00                             1,400,000

Non-Executive Officer Employee Group                                $1,958.00                             1,958,000

      Under the terms of the restricted stock awards, the shares granted pursuant to the restricted stock awards do not vest unless and until we close a plan of reorganization between us, our subsidiaries, certain affiliated parties, and Stillwater National Bank, with respect to the restructuring of various notes issued to the bank.

                       THE BOARD OF DIRECTORS UNANIMOUSLY
                     RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                                   PROPOSAL 5

                              ELECTION OF DIRECTORS

Structure

      Our bylaws provide that our Board will consist of between three and twelve members, with the number of directors determined from time to time by our Board. The number of directors is currently set at five.

      Directors are elected to hold office until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified.

Nomination

      Our Board has nominated Larry C. Shumate, Matthew C. Flemming, Russell T. Clark, and Frank X. Marshik to serve as directors until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified. All of the nominees are current members of our Board.

Vote Required

      The four nominees at the Annual Meeting who receive the greatest number of votes cast for the election of directors at the meeting will be elected as directors. In the absence of other instructions, the proxies will be voted FOR Messrs. Shumate, Flemming, Clark, and Marshik. If prior to the Annual Meeting our Board should learn that any nominee will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies that would have otherwise been voted for such nominee will be voted for a substitute nominee as selected by our Board. Alternatively, the proxies may, at our Board's discretion, be voted for only the remaining nominees. Our Board has no reason to believe that any of the nominees will be unable to serve.

Directors Nominated for Election

      Larry C. Shumate is our President and Chief Executive Officer and is the Chairman of our Board of Directors. Mr. Shumate founded Shumate Machine Works in 1978 and has more than 27 years of manufacturing and management experience. Mr. Shumate has been the President of Shumate Machine since its inception and became our President and CEO in the 2004 reorganization.

      Matthew C. Flemming is a Director and our Chief Financial Officer, Treasurer, Secretary and Executive Vice-President. Mr. Flemming was a co-founder of Excalibur Holdings. From June 1999 to March 2001, he served as Chief Executive Officer of WorldByNet, Inc. a Houston, Texas based privately held Internet start-up company. From January 1994 to May 1999, Mr. Flemming served as Chief Executive Officer of FARO Pharmaceuticals, Inc., a privately held specialty products company. From May 1991 to December 1993, he was a Series 7 licensed financial advisor with Eppler, Guerin and Turner, a regional investment banking firm in the Southwest at that time. Mr. Flemming received a Bachelor of Arts in Finance from the University of Houston. Mr. Flemming is a former officer of each of the Tulsa-based companies and Excalibur Holdings prior to their filing for bankruptcy protection.

      Russell T. Clark is a Director and our Vice President and Chief Operating Officer. Mr. Clark has served as the COO of Shumate Machine Works since 1998, developing operating procedures, production systems and controls and managing manufacturing personnel for growth. From 1988 to 1998, Mr. Clark worked at Baker Hughes in a variety of positions. From 1996 to 1998 he was Quality Assurance Manager for the western hemisphere for the Navitrak product line, and from 1988 to 1996, Mr. Clark served as Senior Quality Manager of Baker Hughes Develco and Senior Quality Engineer of Baker Hughes MWD.

      Francis X. Marshik is a Director. Mr. Marshik retired in 1986 from M.W. Kellogg, an engineering, construction and fabrication company, where he served as its Senior Vice President of Global Business Development since 1980. From 1974 to 1980, Mr. Marshik was Commercial Vice President of M.W. Kellogg in London, and from 1968 to 1972, he was the head of the Far East as General Manager of Japan. From 1950 to 1966, Mr. Marshik held various positions at C.F. Braun, an engineering company. He received a Bachelor of Science from Oregon State University.

Information about our Board and its Committees.

      Our Board of Directors established an Audit Committee which became active in April 2002. The Board of Directors also established an Executive Committee in January 2003. Since the resignations of A. Earl Swift and Donald Parr from the board of directors, our entire board of directors has served to act as the Audit Committee and the Executive Committee.

      The Audit Committee provides assistance to our Board in satisfying its fiduciary responsibilities relating to the our financial statements, financial reporting process, systems of internal accounting and financial controls and the annual independent audit of our financial statements. The Audit Committee is responsible for appointing or replacing the independent auditors, and approves all audit engagement fees and terms and all non-audit engagements with the independent auditors. The Audit Committee operates under a written charter adopted by our Board of Directors. The Audit Committee is currently comprised of our entire board of directors.

                       THE BOARD OF DIRECTORS UNANIMOUSLY
                     RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                       UNAUDITED PRO FORMA FINANCIAL DATA

         The following pro forma consolidated financial data as of the year ended December 31, 2004 has been derived by the application of pro forma adjustments to our historical consolidated financial statements incorporated by reference in this proxy statement. The pro forma consolidated financial data is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the recapitalization occurred at the beginning of the periods presented, nor is it indicative of our future financial position or results of operations. The historical consolidated financial data includes certain reclassifications to conform to our current presentation.

         The pro forma consolidated balance sheet as of December 31, 2004 gives effect to the recapitalization plan and the payment of related fees and expenses as if each had occurred on the date of the consolidated balance sheet. We have prepared the pro forma consolidated financial data assuming that the restructuring occurs.

         The pro forma consolidated financial data does not purport to represent what our interim consolidated financial position or results of operations would have actually been had the recapitalization plan in fact been completed on that date, or to project our results of operations for any future period. The pro forma consolidated financial data is unaudited and based on assumptions that we believe are reasonable and should be read in conjunction with and our consolidated financial statements and related notes from our annual report on Form 10-KSB for the year ended December 31, 2004, incorporated by reference in this proxy statement.

         The following pro forma does not illustrate the effects of the pending Excalibur Holdings bankruptcy proceedings filed on March 9, 2005, which, if the proceedings are concluded successfully, would reduce our liabilities further by approximately $1.3 million.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 2004

                                                                                      Pro Forma
                                                                      Historical      Adjustmen         Notes        Pro Forma
                                                                     ------------    ------------    ------------   ------------
                              ASSETS

Current Assets

   Cash                                                              $    177,822    $         --                   $    177,822
   Accounts receivable, net of allowance for doubtful accounts of
     $ 77,700                                                             667,066              --                        677,066
   Inventory                                                              133,604              --                        133,604
   Other current assets                                                    32,984              --                         32,984
                                                                     ------------                                   ------------
         Total Current Assets                                        $  1,011,476                                   $  1,011,476

   Property and equipment, net of accumulated depreciation of
     $ 1,062,834                                                        1,785,883         303,000             (A)      2,088,883
   Rent Deposit                                                            30,340              --                         30,340
                                                                     ------------    ------------                   ------------
         Total Assets                                                $  2,827,699    $    303,000                   $  3,130,699
                                                                     ============    ============                   ============

   LIABILITIES AND STOCKHOLDER'S DEFICIT

Current Liabilities

   Bank overdraft - Stillwater National Bank                         $    332,512    $   (332,512)            (B)   $         --
   Notes Payable - Stillwater National Bank                             8,290,419      (7,891,419)          (C,D)        399,000
   Bank Line of Credit - Stillwater National Bank                         721,996              --             (E)        721,996
   Accounts Payable                                                     1,276,482              --                      1,276,482
   Accrued Expenses                                                     2,618,213      (1,896,675)            (F)        721,538
   Notes Payable                                                          481,343        (481,343)            (G)             --
   Notes Payable - Related Party                                        1,095,799      (1,095,799)            (H)             --
                                                                     ------------    ------------                   ------------
         Total Current Liabilities                                   $ 14,816,764    $(11,697,748)                  $  3,119,016

Long Term Liabilities

   Stillwater National Bank Notes Payable                            $         --    $  3,216,000             (I)   $  3,126,000
   Stillwater National Bank Convertible Note                                   --       2,500,000             (J)      2,500,000

         Total Liabilities                                           $ 14,816,764    $ (5,981,748)                  $  8,835,016
                                                                     ------------    ------------                   ------------

Stockholder's Deficit

   Preferred stock, $.001 par value, 10,000,000 shares authorized, no shares issued or outstanding
                                                                     $         --    $         --                   $         --
   Common stock, $.001 par value, 50,000,000 shares authorized,
      17,032,732 shares issued and outstanding                             17,033          (5,455)            (K)         11,578
   Additional paid in capital                                           8,540,252       4,612,000             (L)     13,152,252
   Accumulated deficit                                                (20,546,350)      1,678,203             (M)    (18,868,147)
                                                                     ------------    ------------                   ------------
         Total Stockholder's Deficit                                 $(11,989,065)   $  6,284,748             (N)   $ (5,704,317)

   Total Liabilities and Stockholder's Deficit                       $  2,827,699                                   $  3,130,699
                                                                     ============                                   ============

             NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 2004

(A)   Purchase of three machines for a total of $303,000.

(B)   Reduction of bank overdraft of $332,512.

(C) The short-term portion of the remaining $3.365 million of the 120 month term loan (1/10th of $3.365 million). (D) The short-term portion of a $250,000 48 month term loan (1/4th of $250,000) known as the "Third Note" for payables to be paid by us at closing.

(E) The $1,000,000 line of credit remains in place with new expiration at May 1, 2006. At December 31, 2004, the outstanding balance of the line of credit was $721,996.

(F) Reduction of accrued expenses of $1,896,675, of which $209,873 will convert into equity and $833,671 will be forgiven).

(G) Unsecured notes payable convert into equity at $1.00 per share (on a "post reverse-split" basis). (H) Unsecured related party notes payable convert into equity at $1.00 per share (on a "post reverse-split" basis).

(I) Long-term portion of 120 month term loan (9/10th of $3.365 million loan) plus long-term portion of 48 month "Third Note" (3/4th of $250,000).

(J) Convertible note (convertible into equity at $1.00 per share (on a "post reverse-split" basis)). This convertible note is due 60 months from closing if not converted into equity.

(K) Reflects increase in par value by amount of new shares issued to officers, directors, bank, unsecured noteholders, and Flemming and adjustment for 1-for-7 reverse stock split.

(L) Increase in additional paid in capital from common stock purchases and conversion at $1.00 per share (Bank conversion, Flemming purchase of 250,000 shares, and conversion of unsecured notes).

(M) Adjustment to retained earnings from debt forgiveness of $1,678,203 and compensatory charge to earnings.

(N) Net worth changes resulting from net debt forgiveness, paid in capital, and adjusted retained earnings.

     ACCOUNTING TREATMENT OF THE RESTRUCTURING EXCHANGE OF DEBT SECURITIES
                                FOR COMMON STOCK

      The exchange of our debt for our common stock will be accounted for as a troubled debt restructuring pursuant to Statement of Financial Accounting Standard No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructurings," or SFAS No. 15. A portion of our outstanding debt will be exchanged for 4,059,310 shares of our common stock (on a post-reverse split basis) and will be removed from our consolidated balance sheet. The carrying value of our debt represents the face value of the debt adjusted for unamortized original issue discounts and unamortized debt issuance costs. In accordance with SFAS No. 15, we will record a gain on the exchange of our notes payable to Stillwater and our unsecured notes as the difference between the carrying value of these debt securities, including accrued interest, and the fair market value of the common stock issued on the closing date, net of unamortized debt issuance costs and direct costs associated with the exchange of these debt securities.

                                   MANAGEMENT

Executive Officer and Directors

      Our executive officers and directors, the positions held by them, and their ages are as follows:

          Name         Age                Position

Larry C. Shumate       51    Chairman of the Board of Directors, President and
                             Chief Executive Officer

Matthew C. Flemming    36    Chief Financial Officer, Executive Vice President,
                             Treasurer, Secretary and Director

Russell T. Clark       39    Vice President and Chief Operating Officer

Frank X. Marshik       78    Director

      Larry C. Shumate is our President and Chief Executive Officer and is the Chairman of our Board of Directors. Mr. Shumate founded Shumate Machine Works in 1978 and has more than 27 years of manufacturing and management experience. Mr. Shumate has been the President of Shumate Machine since its inception and became our President and CEO in the 2004 reorganization.

      Matthew C. Flemming is a Director and our Chief Financial Officer, Treasurer, Secretary and Executive Vice-President. Mr. Flemming was a co-founder of Excalibur Holdings. From June 1999 to March 2001, he served as Chief Executive Officer of WorldByNet, Inc. a Houston, Texas based privately held Internet start-up company. From January 1994 to May 1999, Mr. Flemming served as Chief Executive Officer of FARO Pharmaceuticals, Inc., a privately held specialty products company. From May 1991 to December 1993, he was a Series 7 licensed financial advisor with Eppler, Guerin and Turner, a regional investment banking firm in the Southwest at that time. Mr. Flemming received a Bachelor of Arts in Finance from the University of Houston. Mr. Flemming is a former officer of each of the Tulsa-based companies and Excalibur Holdings prior to their filing for bankruptcy protection.

      Russell T. Clark is a Director and our Vice President and Chief Operating Officer. Mr. Clark has served as the COO of Shumate Machine Works since 1998, developing operating procedures, production systems and controls and managing manufacturing personnel for growth. From 1988 to 1998, Mr. Clark worked at Baker Hughes in a variety of positions. From 1996 to 1998 he was Quality Assurance Manager for the western hemisphere for the Navitrak product line, and from 1988 to 1996, Mr. Clark served as Senior Quality Manager of Baker Hughes Develco and Senior Quality Engineer of Baker Hughes MWD.

      Francis X. Marshik is a Director. Mr. Marshik retired in 1986 from M.W. Kellogg, an engineering, construction and fabrication company, where he served as its Senior Vice President of Global Business Development since 1980. From 1974 to 1980, Mr. Marshik was Commercial Vice President of M.W. Kellogg in London, and from 1968 to 1972, he was the head of the Far East as General Manager of Japan. From 1950 to 1966, Mr. Marshik held various positions at C.F. Braun, an engineering company. He received a Bachelor of Science from Oregon State University.

Information about our Board and its Committees.

      Our Board of Directors established an Audit Committee which became active in April 2002. The Board of Directors also established an Executive Committee in January 2003. Since the resignations of A. Earl Swift and Donald Parr from the board of directors, our entire board of directors has served to act as the Audit Committee and the Executive Committee.

      The Audit Committee provides assistance to our Board in satisfying its fiduciary responsibilities relating to our financial statements, financial reporting process, systems of internal accounting and financial controls and the annual independent audit of our financial statements. The Audit Committee is responsible for appointing or replacing the independent auditors, and approves all audit engagement fees and terms and all non-audit engagements with the independent auditors. The Audit Committee operates under a written charter adopted by our Board of Directors. The Audit Committee is currently comprised of our entire board of directors.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and stockholders holding more than 10% of our outstanding common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in beneficial ownership of our common stock. Executive officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish us with copies of all
Section 16(a) reports they file. To our knowledge, based solely on review of the copies of such reports furnished to us for the period ended December 31, 2004, all Section 16(a) reports required to be filed by our executive officers, directors and greater-than-10% stockholders were filed on a timely basis.

Code of Ethics

      We have adopted a code of ethics that applies to the principal executive officer and principal financial and accounting officer. We will provide to any person without charge, upon request, a copy of our code of ethics. Requests may be directed to our principal executive offices at 12060 FM 3083, Conroe, Texas 77301.

EXECUTIVE COMPENSATION

      The following table sets forth the cash compensation paid to the Chief Executive Officer and to all other executive officers for services rendered during the fiscal years ended December 31, 2004, 2003, and 2002.

                                         Annual Compensation (1)                      Long-Term Compensation
                         ------------------------------------------------------   -------------------------------
                                                                                                  Common Shares        All
                                                                                   Restricted       Underlying        Other
                                                                  Other Annual       Stock       Options Granted     Compen
   Name and Position       Year        Salary         Bonus       Compensation     Awards ($)       (# Shares)       -sation
--------------------------------------------------- ----------- ---------------------------------------------------------------
Larry C. Shumate         2004     $  155,770        -0-         $  2,800 (2)     -0-            -0-                -0-
Chairman, President and  2003     $  162,000        -0-         $  18,000 (3)    -0-            -0-                -0-

Chief Executive Officer  2002     $  147,745        -0-         -0-              -0-            -0-                -0-

Matthew C. Flemming      2004     $  105,011        -0-         $  4,000 (2)     -0-            -0-                -0-
Executive Vice           2003     $  227,500 (4)    -0-         -0-              -0-            -0-                -0-
President,
Chief Financial          2002     $  231,544        -0-         $  32,899 (5)    -0-            -0-                -0-
Officer, Secretary and
Treasurer

Russell T. Clark         2004     $  129,230        -0-         $  4,000 (2)     -0-            -0-                -0-
Vice President and       2003     $  141,230        -0-         -0-              -0-            -0-                -0-
Chief Operating Officer  2002     $  128,153        -0-         -0-              -0-            -0-                -0-

William S.H. Stuart      2004     $        0        -0-         $  28,953 (6)    -0-            -0-                -0-

Former Chairman,         2003     $  236,540        -0-         -0-              -0-            -0-                -0-
President and

Chief Executive Officer  2002     $  252,202        -0-         $  32,759 (7)    -0-            -0-                -0-

(1) Includes compensation earned from Excalibur Holdings, Inc. before its reverse merger into Excalibur Industries, Inc. and from Shumate Machine Works, Inc.

(2) Includes various expenses we paid on behalf of the listed officer that has been classified as miscellaneous 1099 compensation income.

(3) Includes agreement to pay Mr. Shumate rent for Shumate Machine Works previous building located in Magnolia, Texas which we leased.

(4) $192,500 of this amount was accrued salary, never paid to Mr. Flemming and now listed as a liability in the Excalibur Holdings bankruptcy proceedings.

(5)   Includes a car allowance of $14,400.

(6)   Severance pay pursuant to an April, 2004 Release Agreement.

(7)   Includes a car allowance of $15,600.

Option Grants and Exercises

      There were no option grants or exercises by any of the executive officers named in the Summary Compensation Table above.

Employment Agreements

      We had entered into employment agreements with the former Chairman of our Board of Directors, and President and Chief Executive Officer, Mr. William S.H. Stuart, our current Chief Financial Officer, Executive Vice President, Treasurer and Secretary, Mr. Matthew C. Flemming, the current Chairman of our Board of Directors, and President and Chief Executive Officer, Larry C. Shumate, and our current Vice President and Chief Operating Officer, Russell T. Clark. Pursuant to their agreements, each executive officer is required to devote his entire business time to our affairs, subject to certain exceptions. The following chart sets forth the annual salary and term of each executive officer's employment agreement:

Name                     Annual Salary       Expiration of Term
--------------------     ----------------    ----------------------
William S.H. Stuart      $225,000            December 1, 2004
Matthew C. Flemming      $210,000            December 1, 2004
Larry C. Shumate         $150,000            March 29, 2005
Matthew C. Flemming      $120,000            March 29, 2005

      Each executive officer is also entitled to receive potential discretionary bonuses, reimbursement of expenses, vacation, health insurance and other benefits. All of the employment agreements of these executive officers are subject to automatic three month extensions unless either party chooses not to renew. All compensation that accrued under the Flemming and Stuart employment agreements are now listed as liabilities in the Excalibur Holdings' bankruptcy proceedings.

      In April 2004, William S.H. Stuart resigned as Chairman of our Board, Chief Executive Officer and President pursuant to a separation and release agreement, and his employment agreement was terminated in connection therewith. The employment agreements for Messrs. Shumate, Flemming, and Clark have expired and have not been renewed. Messrs. Shumate, Flemming, and Clark are currently working for us without written employment agreements.

Compensation of Directors

      All directors receive reimbursement for reasonable out-of-pocket expenses in attending board of directors meetings and for promoting our business. From time to time we may engage certain members of the board of directors to perform services on our behalf. In such cases, we compensate the members for their services at rates no more favorable than could be obtained from unaffiliated parties.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of our common stock as of the date of this report by the following persons:

      o each person who is known to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock;

      o     each of our directors and executive officers; and

      o     all of our directors and executive officers as a group.

                                                     Before Restructuring                     After Restructuring
                                                     (Pre Reverse Split)                     (Post Reverse Split)
                                                     -------------------                     --------------------

                                               Number Of Shares       Percentage      Number Of Shares
              Name And Address                Beneficially Owned        Owned        Beneficially Owned   Percentage Owned
              ----------------                ------------------        -----        ------------------   ----------------
   Larry C. Shumate.......................         840,000 (1)           4.93%          1,752,600 (10)              15.14%
   Matthew C. Flemming....................       1,645,000 (1)(2)        9.63%          1,505,636 (11)              13.00%
   Russell T. Clark.......................         560,000 (1)           3.29%          1,418,400 (12)              12.25%
   Frank X. Marshik ......................         509,965 (3)           2.97%            398,852 (13)               3.44%
   The Robert and Mary Stuart Irrevocable
   Trust..................................       2,195,000 (4)          12.89%            313,571                    2.71%
   Aubrey Earl Swift......................       1,291,668 (5)           7.50%          1,142,092 (14)               9.84%
   Dwayne & Debra Lewis...................       1,423,000 (6)           8.35%            203,286                    1.76%
   TW Consulting, Inc.....................       1,000,000 (7)           5.87%            142,857                    1.23%
   Seneca Capital, L.P.
   Seneca Capital International, Ltd......       1,945,000 (8)(9)       11.14%            277,857                    2.39%

   All directors and officers as a group..       3,343,365              20.62%          5,075,488                   43.72%

(1)   The address is 12060 FM 3083, Conroe, Texas 77301.

(2) Includes 50,000 (pre-split) shares underlying presently exercisable warrants. 1,595,000 (pre-split) shares have been pledged to Comerica Bank to secure payment for a loan collateralized by the shares. Mr. Flemming has defaulted on the loan and Comerica Bank intends to foreclose on the pledge and sell the shares.

(3) Includes 50,000 (pre-split) shares held by Mr. Marshik's spouse, 24,000 (pre-split) shares held by Mr. Marshik as custodian for members of Mr. Marshik's family under state uniform gift to minors acts, and 161,600 (pre-split) shares underlying presently exercisable warrants. Mr. Marshik's address is 8515 Costa Verde Boulevard, #90, San Diego, CA 92112.

(4) The trust's address is 302 Walnut Street, Bridgeville, Delaware 19933. Matthew C. Davis is the trustee of the trust and has voting and investment control over these shares.

(5) Includes 508,334 (pre-split) shares held by a family trust of which Mr. Swift is a trustee and 183,334 (pre-split) shares underlying presently exercisable warrants. Mr. Swift's address is c/o Swift Energy Company, 16825 Northchase Drive, Suite 400, Houston, Texas.

(6)   Dwayne and Debra Lewis' address is 6402 E. 201 Street South, Mounds, OK
      74047.

(7) The address of TW Consulting is 405 North Redbud Avenue, Broken Arrow, Oklahoma 74012. Tommy Worth is the sole shareholder of TW Consulting and has voting and investment control over these shares.

(8) The address of Seneca Capital, L.P. is 527 Madison Avenue, 11th Floor, New York, NY 10022, and the address of Seneca Capital International, Ltd. is c/o Consolidated Fund Management (BVI) Limited, PO Box HM 2257, Par La Ville Place, 14 Par La Ville Road, Hamilton HMJX, Bermuda.

(9) Seneca Capital, L.P. beneficially owns 642,366 (pre-split) shares, which includes 135,699 (pre-split) shares underlying presently exercisable warrants. Seneca Capital International, Ltd. beneficially owns 1,302,634 (pre-split) shares, which includes 289,301 (pre-split) shares underlying presently exercisable warrants. Douglas A. Hirsh is the manager of Seneca Capital Advisors, LLC, the sole general partner of Seneca Capital, L.P., and he is the manager of Seneca Capital Investments, LLC, the investment advisor of Seneca Capital International, Ltd, and we believe that he has voting and investment control over the shares held by Seneca Capital, L.P. and Seneca Capital International, Ltd. We believe that Seneca Capital, L.P. and Seneca Capital International, Ltd. constitute a "group" which beneficially owns these shares.

(10) Includes 1,500,000 (post-split) shares issued as a restricted stock award and 132,600 (post-split) shares issued upon conversion of an unsecured note.

(11) Includes 1,000,000 (post-split) shares issued as a restricted stock award, 16,350 (post-split) shares issued upon conversion of an unsecured note, and 250,000 (post-split) shares issued pursuant to an investment at $1.00 per share.

(12) Includes 1,250,000 (post-split) shares issued as a restricted stock award and 88,400 (post-split) shares issued upon conversion of an unsecured note.

(13) Includes 200,000 (post-split) shares issued as a restricted stock award and 126,000 (post-split) shares issued upon conversion of an unsecured note.

(14) Includes 957,568 (post-split) shares issued upon conversion of several unsecured notes.

      Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from the date of this report and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from the date of this report.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On May 1, 2002, we retained Spectrum Law Group, LLP as our legal counsel. One of the partners at Spectrum Law Group, LLP is the son-in-law of Frank Marshik, one of our directors and stockholders.

      In 2003, we financed our operations by issuing various unsecured demand and term notes with an aggregate principal of approximately $841,959 to various officers and directors, with both variable and fixed interest rates, and with maturities ranging from demand notes to June 12, 2004, as follows:

Name               Principal Amount      Interest Rate     Maturity Date
---------------    -----------------     ---------------   ------------------
WSHS, Inc.         $100,000              Prime + 1.5%      Demand
WSHS, Inc.         $75,000               Prime + 1.5%      May 2, 2003
A. Earl Swift      $100,000              10%               March 5, 2003
A. Earl Swift      $105,000              10%               March 7, 2003
A. Earl Swift      $10,321               10%               March 18, 2003
A. Earl Swift      $200,000              10%               March 24, 2003
A. Earl Swift      $53,000               6%                Demand
A. Earl Swift      $80,000               6%                Demand
A. Earl Swift      $39,638               8%                February 2, 2004
A. Earl Swift      $79,000               8%                June 12, 2004

      The proceeds from these notes were used for working capital. WSHS, Inc. is controlled by William S.H. Stuart, our former Chairman and Chief Executive Officer. Under the terms of Mr. Swift's notes (other than the demand notes), the maturity date of such notes shall be automatically extended for successive one-month periods, unless Mr. Swift gives written notice demanding repayment of the unpaid principal balance of these notes.

      We believe that the foregoing transactions were in our best interests. Consistent with Section 144 of the Delaware General Corporation Law, it is our current policy that all transactions between us and our officers, directors and their affiliates will be entered into only if such transactions are approved by a majority of the disinterested directors, are approved by vote of the stockholders, or are fair to us as a corporation as of the time it is us at is authorized, approved or ratified by the board. We will conduct an appropriate review of all related party transactions on an ongoing basis, and, where appropriate, we will utilize our audit committee for the review of potential conflicts of interest.

Limitation of Liability of Directors and Indemnification of Directors and Officers

      As permitted by Section 145 of the Delaware General Corporation Law, our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duty as directors to the fullest extent permitted by the Delaware General Corporation Law. In addition, as permitted by Section 145 of the Delaware General Corporation Law, our bylaws provide that we may, in our discretion, (i) indemnify our directors, officers, employees and agents and persons serving in such capacities in other business enterprises at our request, to the fullest extent permitted by Delaware law, and (ii) advance expenses, as incurred, to our directors and officers in connection with defending a proceeding.

      We may enter into indemnification agreements with each of our directors and officers that provide the maximum indemnity allowed to directors and officers by Section 145 of the Delaware General Corporation Law and the bylaws as well as certain additional procedural protections.

The indemnification provisions in the bylaws and the indemnification agreements which we may enter into with our directors and officers may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act. However, we are aware that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                   LITIGATION

         We have been named in approximately 10 actions that have been commenced by former vendors, suppliers or note holders. The aggregate amount of these claims is estimated at approximately $880,000, none of which are with our operating company, Shumate.

         In addition, on November 7, 2003, Dwayne Lewis, the former Chief Operating Officer of our Tulsa-based companies, filed suit in District Court in Tulsa County, Oklahoma, naming us and Matthew Flemming, William Stuart, Earl Swift and Frank Marshik as defendants. The action is a counterclaim in response to the September 15, 2003 civil suit filed by Matthew Flemming naming Dwayne Lewis as a defendant. The Lewis counter claim seeks damages of not less than $10,000 and alleges that we breached the October 3, 2002 separation agreement between the company and Dwayne Lewis. In August 2004, the District court in Tulsa County, Oklahoma granted our motion to compel arbitration and stayed the Lewis counter claim until such time as any arbitration is completed. Mr. Lewis has not filed for arbitration hearing under the American Arbitration Association rules governed under the separation agreement as of this time. We believe that Mr. Lewis' claims are baseless and without merit and we intend to continue to defend against them vigorously.

         On January 13, 2004, TW Consulting, Inc., who sold substantially all of its assets to Excalibur Aerospace, filed suit in the District Court of Tulsa County, Oklahoma, naming William Stuart, our former Chief Executive Officer, and Matthew Flemming, our Chief Financial Officer in connection with their personal guarantees of Excalibur debt issued in connection with the acquisition of the TW Consulting assets. On or about March 9, 2004, Stillwater National Bank and Trust notified us that it had purchased these notes and the related lawsuit claims from TW Consulting.

         On February 17, 2004, Stillwater National Bank and Trust Company brought suit in the District Court of Oklahoma County, Oklahoma against Messrs. Stuart and Flemming in connection with their personal guarantees of the notes and revolving credit lines known as the bank credit facility in the amount of $5,043,156.67.

         Each of these litigations with Stillwater National Bank will be resolved if the plan of recapitalization is completed.

         On March 9, 2005, Excalibur Holdings, Inc., our wholly-owned subsidiary and the parent corporation of Shumate Machine Works, Inc., filed a voluntary petition for protection under Chapter 7 of the U.S. Bankruptcy Code in the United States Bankruptcy Court, Southern District of Texas. Excalibur Holdings identified an aggregate amount of approximately $13,600,000 in liabilities on its debtor schedules in the bankruptcy proceeding. As a result of this bankruptcy filing, 100% of the capital stock of Shumate Machine Works, Inc. has become the sole asset of the bankruptcy estate. The capital stock of Shumate Machine Works has been pledged to secure the obligations of Excalibur Holdings to its senior lender, Stillwater National Bank. On March 11, 2005, Stillwater National Bank filed a motion for abandonment with the Bankruptcy Court, requesting that the Bankruptcy Court to order the Bankruptcy Trustee to abandon the capital stock of Shumate. Concurrently therewith, Stillwater National Bank filed with the Bankruptcy Court a motion for relief of the automatic stay resulting from the bankruptcy filing so that Stillwater National Bank can pursue all available remedies in connection with Excalibur Holdings' stock in Shumate.

         On April 20, 2005, the Bankruptcy Court granted Stillwater National Bank's motion for relief from stay and ordered that the automatic stay is lifted, modified, and annulled so as to permit Stillwater to exercise any and all rights and remedies it may have with respect to the capital stock of Shumate Machine Works held by Excalibur Holdings, including, but not limited to, exercising any rights of foreclosure of said stock.

      On April 28, 2005, Excalibur Holdings received notice from Stillwater National Bank that Stillwater intends to dispose of the capital stock of Shumate Machine Works in a private sale after May 9, 2005 pursuant to the Oklahoma Uniform Commercial Code. We intend to bid on the capital stock of Shumate Machine Works at this private sale. Our purchase of this capital stock is a condition to the plan of recapitalization.

                  STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

      To be eligible for inclusion in our proxy statement and form of proxy for our next annual meeting, stockholder proposals must be submitted in writing by the close of business on December 31, 2005 to Matthew C. Flemming, Executive Vice President, Chief Financial Officer and Secretary, Shumate Industries, Inc., 12060 FM 3083, Conroe, Texas 77301.

      If any proposal that is not submitted for inclusion in our next proxy (as described in the preceding paragraph) is instead sought to be presented directly at our next annual meeting, the proxies may vote in their discretion if (a) we receive notice of the proposal before the close of business on December 31, 2005 and advise stockholders in our next proxy statement about the nature of the matter and how management intends to vote on such matter or (b) we do not receive notice of the proposal prior to the close of business on December, 31, 2005.

Notices of intention to present proposals at our next annual meeting should be addressed to Matthew C. Flemming, Executive Vice President, Chief Financial Officer and Secretary, Shumate Industries, Inc., 12060 FM 3083, Conroe, Texas 77301.

                           INCORPORATION BY REFERENCE

      The SEC allows us to "incorporate by reference" in this proxy statement other information we file with it, which means that we can disclose important information to you by referring you to those documents. This proxy statement incorporates important business and financial information about us that is not included in or delivered with this proxy statement. The information we file later with the SEC will automatically update and supersede the information included in and incorporated by reference in this proxy statement. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the date of the special meeting.

      1.    Our Annual Report on Form 10-KSB for the year ended December 31,
            2004.

      2.    Our Quarterly Report on Form 10-QSB for the quarter ended March 31,
            2005.

      3. Our Current Reports on Form 8-K dated January 3, 2002, April 11, 2002 and October 22, 2002.

      4. The description of our common stock, $0.001 par value, contained in our Definitive Information Statement on Schedule 14C dated May 20, 2002, including any amendments or reports filed for the purpose of updating such description.

      We have filed each of these documents with the SEC. You may read and copy any of these reports, statements or other information at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549 or at its regional offices. You can request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's internet site at http://www.sec.gov. You may also request a copy of these filings, at no cost, by writing to Matthew C. Flemming, Executive Vice President, Chief Financial Officer and Secretary, Shumate Industries, Inc., 12060 FM 3083, Conroe, Texas 77301.

      You should rely only on the information incorporated by reference or provided in this proxy statement. We have not authorized anyone else to provide you with different information.

                                  OTHER MATTERS

      Our board of directors does not intend to present, or have any reason to believe others will present, any items of business other than those stated above. If other matters are properly brought before the special meeting, the person named in the accompanying proxy will vote the shares represented by it in accordance with the recommendation of our board of directors.

                                 By Order of the Board of Directors

                                 Matthew C. Flemming

                                 Executive Vice President, Chief Financial
                                 Officer, Treasurer, and Secretary

                                 May 31, 2005
                                 Conroe, Texas

Appendix 1


                                   EXCALIBUR
                            INDUSTRIES INCORPORATED

                                  VOTE BY MAIL

      Mark, sign, and date your proxy card and return it in the postage paid envelope provided.

                           \*/ Please detach here \*/

      The Board of Directors Recommends That You Vote FOR Each of the Proposals Below.


Proposal 1: Approval of the Terms of the                                |_|  FOR                   |_|  AGAINST
            Recapitalization Plan

Proposal 2: Approval of an Amendment to our                             |_|  FOR                   |_|  AGAINST
            Certificate of Incorporation to

            Effectuate a 1-for-7 reverse stock
            split

Proposal 3: Approval of an Amendment to our                             |_|  FOR                   |_|  AGAINST
            Certificate of Incorporation to
            change our name to Shumate
            Industries, Inc.

Proposal 4: Approval of the Excalibur                                   |_|  FOR                   |_|  AGAINST
            Industries 2005 Stock Incentive
            Plan and the Grant of Restricted
            Stock Awards under that Plan

Proposal 5: Election of the nominees listed to 01 Larry C. Shumate      |_|  FOR                   |_|  WITHHOLD AUTHORITY
            serve as directors until the next  02 Matthew C. Flemming        all nominees               from all nominees
            Annual Meeting.                    03 Russell T. Clark           (except as marked)
                                               04 Frank X. Marshik



(Instructions: To withhold authority to vote for any indicated nominee, __________________________________________________
write the number(s) of the nominee(s) in the box provided to the
right.)                                                                 __________________________________________________

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR
EACH NOMINEE LISTED ABOVE IN PROPOSAL 1.

Address Change? Mark Box

Indicate changes below:                |_|                                   Dated  _________________________________, 2005

                                                                       ____________________________________________________

                                                                       ____________________________________________________

                                                                       Signature(s) in Box (if there are co-owners, both
                                                                       must sign) PLEASE DATE AND SIGN ABOVE exactly as
                                                                       name appears at the left, indicating, where
                                                                       appropriate, office position or representative
                                                                       capacity. For stock held in joint tenancy, each
                                                                       joint owner should sign.

                                   EXCALIBUR
                            INDUSTRIES INCORPORATED

                           Excalibur Industries, Inc.

                                Meeting Location:

                             Spectrum Law Group, LLP

                           1900 Main Street, Suite 125

                            Irvine, California 92614

                                  June 13, 2005

                             10:00 a.m. Pacific Time

Excalibur Industries, Inc.
12060 FM 3083
Conroe, Texas 77301 USA                                                   PROXY

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                               COMMON STOCK PROXY

       PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 13, 2005

The undersigned hereby appoints MATTHEW C. FLEMMING, with full powers of substitution, as proxies to represent and vote, as designated below, all shares of Common Stock of Excalibur Industries, Inc., registered in the name of the undersigned at the Special Meeting of Stockholders of the Company to be held at Spectrum Law Group, LLP, 1900 Main Street, Suite 125, Irvine, California 92614 at 10:00 a.m. (Pacific Time) on June 13, 2005, and at any adjournment thereof, and the undersigned hereby revokes all proxies previously given with respect to the meeting.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                    See reverse side for voting instructions.